Exhibit 2.1 Execution Copy CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION TREATED AS CONFIDENTIAL. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[*].” ASSET PURCHASE AGREEMENT by and between MEDTECH PRODUCTS INC. and AKORN OPERATING COMPANY LLC Dated as of May 27, 2021

i TABLE OF CONTENTS Page ARTICLE I DEFINITIONS ................................................................................................................1 Section 1.01 Certain Defined Terms ...............................................................................................1 Section 1.02 Definitions................................................................................................................11 Section 1.03 Interpretation and Rules of Construction .................................................................12 ARTICLE II PURCHASE AND SALE OF ASSETS ......................................................................13 Section 2.01 Generally ..................................................................................................................13 Section 2.02 Excluded Assets .......................................................................................................14 Section 2.03 Procedures for Assets Not Transferable ..................................................................16 Section 2.04 Assumption of Liabilities .........................................................................................17 Section 2.05 Excluded Liabilities .................................................................................................17 ARTICLE III PURCHASE PRICE; CLOSING; ALLOCATION ....................................................18 Section 3.01 Purchase Price ..........................................................................................................18 Section 3.02 Closing .....................................................................................................................18 Section 3.03 Closing Deliveries by Seller ....................................................................................19 Section 3.04 Closing Deliveries by Buyer ....................................................................................19 Section 3.05 Allocation of Purchase Price ....................................................................................20 Section 3.06 Purchase Price Adjustments .....................................................................................20 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER ....................................22 Section 4.01 Formation and Qualification of Seller .....................................................................23 Section 4.02 Authority; Enforceability .........................................................................................23 Section 4.03 No Conflicts .............................................................................................................23 Section 4.04 Consents and Approvals ..........................................................................................24 Section 4.05 Financial Information; Absence of Undisclosed Liabilities ....................................24 Section 4.06 Absence of Certain Changes or Events ....................................................................24 Section 4.07 Absence of Litigation ...............................................................................................25 Section 4.08 Compliance with Laws; Permits ..............................................................................25 Section 4.09 Intellectual Property Rights .....................................................................................26 Section 4.10 Environmental Matters .............................................................................................28 Section 4.11 Material Contracts ....................................................................................................29 Section 4.12 Taxes ........................................................................................................................30 Section 4.13 Real Property ...........................................................................................................31 Section 4.14 Brokers .....................................................................................................................31 Section 4.15 Purchased Assets ......................................................................................................31 Section 4.16 Employee and Benefit Matters .................................................................................31 Section 4.17 Insurance ..................................................................................................................32 Section 4.18 FCPA, Sanctions and Export Controls.....................................................................33 Section 4.19 Material Customer and Material Suppliers ..............................................................33

ii Section 4.20 Transactions with Related Parties ............................................................................33 Section 4.21 Privacy and Data Security ........................................................................................33 Section 4.22 Inventory ..................................................................................................................34 Section 4.23 Limitation of Representations and Warranties ........................................................34 ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER .......................................34 Section 5.01 Formation and Qualification of Seller .....................................................................35 Section 5.02 Authority; Enforceability .........................................................................................35 Section 5.03 No Conflicts .............................................................................................................35 Section 5.04 Consents and Approvals ..........................................................................................35 Section 5.05 Absence of Restraints; Compliance with Laws .......................................................36 Section 5.06 Sufficiency of Funds ................................................................................................36 Section 5.07 Brokers .....................................................................................................................36 Section 5.08 Solvency ...................................................................................................................36 Section 5.09 Independent Investigation ........................................................................................37 ARTICLE VI ADDITIONAL AGREEMENTS ...............................................................................37 Section 6.01 Access ......................................................................................................................37 Section 6.02 Ordinary Conduct.....................................................................................................39 Section 6.03 Confidentiality .........................................................................................................40 Section 6.04 Insurance ..................................................................................................................41 Section 6.05 Acquisition Proposals ..............................................................................................41 Section 6.06 Misallocations; Reimbursement...............................................................................42 Section 6.07 Cooperation; Further Assurances .............................................................................42 Section 6.08 Publicity ...................................................................................................................43 Section 6.09 Regulatory and Other Authorizations; Consents .....................................................43 Section 6.10 Termination of Intra-Group Arrangements ..............................................................45 Section 6.11 R&W Insurance Policy ............................................................................................45 Section 6.12 Bulk Transfer Laws..................................................................................................46 Section 6.13 Retained Names and Marks .....................................................................................46 Section 6.14 Preservation of Books and Records .........................................................................46 Section 6.15 Access to Information After Closing .......................................................................46 Section 6.16 [Reserved] ................................................................................................................47 Section 6.17 Proprietary Information ...........................................................................................47 ARTICLE VII EMPLOYEE COMMUNICATIONS .......................................................................48 Section 7.01 Employee Communications .....................................................................................48 ARTICLE VIII TAX MATTERS .....................................................................................................48 Section 8.01 Property Taxes and Assessments .............................................................................48 Section 8.02 Transfer Taxes .........................................................................................................48 Section 8.03 Taxes Generally .......................................................................................................49 Section 8.04 Cooperation ..............................................................................................................49

iii ARTICLE IX CONDITIONS TO CLOSING ...................................................................................49 Section 9.01 Conditions to Seller’s Obligations ...........................................................................49 Section 9.02 Conditions to Buyer’s Obligations...........................................................................50 Section 9.03 Frustration of Closing Conditions ............................................................................51 Section 9.04 Waiver of Closing Conditions .................................................................................51 ARTICLE X NO SURVIVAL; INDEMNIFICATION ....................................................................51 Section 10.01 No Survival ............................................................................................................51 Section 10.02 By Seller.................................................................................................................51 Section 10.03 By Buyer ................................................................................................................52 Section 10.04 Indemnity Limitations ............................................................................................52 Section 10.05 Tax Treatment ........................................................................................................55 ARTICLE XI TERMINATION ........................................................................................................55 Section 11.01 Termination ............................................................................................................55 Section 11.02 Notice of Termination ............................................................................................56 Section 11.03 Effect of Termination .............................................................................................56 ARTICLE XII MISCELLANEOUS .................................................................................................56 Section 12.01 Expenses ................................................................................................................56 Section 12.02 Assignment ............................................................................................................56 Section 12.03 Amendments; Waiver ............................................................................................57 Section 12.04 Remedies; Specific Performance ...........................................................................57 Section 12.05 No Third Party Beneficiaries .................................................................................57 Section 12.06 Notices ...................................................................................................................57 Section 12.07 Schedules; Exhibits and Annexes ..........................................................................58 Section 12.08 Entire Agreement ...................................................................................................59 Section 12.09 Severability ............................................................................................................59 Section 12.10 Governing Law ......................................................................................................59 Section 12.11 Waiver of Jury Trial ...............................................................................................59 Section 12.12 Non-Recourse ........................................................................................................60 Section 12.13 Counterparts; Effectiveness ...................................................................................60 Exhibit A Assignment of Intellectual Property Exhibit B Bill of Sale and Assumption Agreement Exhibit C Restrictive Covenant Agreement Exhibit D Supply Agreement Exhibit E Transition Services Agreement

1 This ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of May 27, 2021, is made between Akorn Operating Company LLC, a Delaware limited liability company (“Seller”), and Medtech Products Inc., a Delaware corporation (“Buyer” and, together with Seller, the “Parties,” and each, a “Party”). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Article I. RECITALS WHEREAS, Seller and its Affiliates are engaged in various businesses, including the Business; WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, Seller desires to sell the Business to Buyer, and Buyer desires to purchase the Business from Seller; and WHEREAS, in order to effect the sale of the Business to Buyer, Seller desires to sell, assign, transfer, convey and deliver to Buyer, and Buyer desires to purchase and assume from Seller, the Purchased Assets and the Assumed Liabilities, all upon the terms and subject to the conditions set forth in this Agreement. NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows: ARTICLE I DEFINITIONS Certain Defined Terms. For purposes of this Agreement: “Acquisition Proposal” means an indication of interest, offer or proposal to acquire Seller’s and its Affiliates’ right, title and interest in and to a significant portion of the Purchased Assets or the Business in a single transaction or series of related transactions (other than the transactions contemplated by this Agreement or any of the Ancillary Agreements). “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person; provided, however, that no debt or equity holder of Akorn Holding Company, LLC or any Subsidiary thereof shall be an Affiliate of Seller or any Affiliate thereof for purposes of this Agreement or any Ancillary Agreement. “Ancillary Agreements” means the Bill of Sale and Assumption Agreement, the Assignment of Intellectual Property, the Transition Services Agreement, the Supply Agreement, the Restrictive Covenant Agreement and any other Contracts entered into, on or after the date hereof, between or among Seller or any of its Affiliates, on the one hand, and Buyer or any of its Affiliates, on the other hand, in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

2 “Antitrust Laws” means any Laws applicable to Buyer or Seller or any of their respective Affiliates under any applicable jurisdiction that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade. “Assignment of Intellectual Property” means the Assignment of Intellectual Property Rights to be executed by Seller and Buyer (or the applicable Affiliates thereof) at the Closing, substantially in the form of Exhibit A attached hereto. “Bill of Sale and Assumption Agreement” means the Bill of Sale and Assumption Agreement to be executed by Seller and Buyer (or the applicable Affiliates thereof) at the Closing, substantially in the form of Exhibit B attached hereto. “Business” means the business referred to as “Akorn Consumer Health,” which is comprised solely of the business of Seller and its Affiliates involving the researching, developing and selling of the Products, but for the avoidance of doubt, does not include the business of Seller and its Affiliates involving the manufacturing or distribution of the Products. “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks in New York, New York are required or authorized by Law to be closed. “Business Employee” means each individual employed by Seller or any Affiliate of Seller listed on Schedule 1.01(a), which will be updated between the date of this Agreement and the Closing Date to (x) remove any employees who are no longer employed by Seller or any Affiliate of Seller and (y) add any individual hired (or transferred) to replace any employee removed from the list pursuant to clause (x) above, such new individual to be provided with substantially comparable compensation terms as the applicable removed employee. “Business Manufacturing Assets” means any and all assets, properties or rights involved in the manufacturing and distribution of the products of Seller and its Affiliates (including the Products), including Intellectual Property Rights of Seller or its Affiliates, the manufacturing and distribution facilities of Sellers and its Affiliates located anywhere in the world, all equipment, machinery, fixtures and other tangible assets located at any such manufacturing or distribution facility, and the other assets, properties and rights listed on Schedule 1.01(g). “Buyer Fundamental Representations” means the representations and warranties made by Buyer in Section 5.01. “Buyer Indemnitees” means, collectively, Buyer and its Affiliates and its and their respective partners, members, directors, officers, managers, shareholders, employees, counsel, advisors, successors and permitted assigns. “Cash and Cash Equivalents” means cash, money orders, marketable securities, short-term instruments and other cash equivalents, funds in time and demand deposits or similar accounts, and any evidence of indebtedness issued or guaranteed by any Governmental Authority. For the avoidance of doubt, Cash and Cash Equivalents shall include checks, wire transfers and drafts deposited or available for deposit or including those in transit.

3 “Claims” means any and all claims, Proceedings and Orders for which indemnification is or may be sought pursuant to Article X. “Code” means the Internal Revenue Code of 1986, as amended. “Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of February 11, 2021, between Seller and Prestige Consumer Healthcare Inc., an Affiliate of Buyer. “Consent” means any consent, approval or authorization. “Contract” means any contract, agreement, undertaking, indenture, note, bond, mortgage, lease, sublease, license, sublicense, or other instrument or commitment, in each case that is binding on any Person or any part of its property (other than any Plan). “Control” means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise. The terms “Controlled by,” “Controlled,” “under common Control with” and “Controlling” will have correlative meanings. “COVID-19 Measures” means any actions or measures in connection with or in response to COVID-19, including quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shutdown, closure, sequester or any other applicable Law or Order or guideline or recommendation by any Governmental Authority in connection therewith. “Disclosure Schedules” means the disclosure schedules dated as of the date of this Agreement delivered by Seller to Buyer, and which forms a part of this Agreement. “Employee Equipment” mean all computers, mobile phones, tablets and similar devices, and office equipment and supplies used by any Business Employee as of immediately prior to the Closing primarily in connection with the Business. “Environmental Claim” means any claim, action, cause of action, investigation or written notice by any Person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence or Release of any Hazardous Materials, or (b) circumstances forming the basis of any violation or alleged violation of any Environmental Law. “Environmental Law” means any applicable Law or Order relating to (a) the pollution or protection of the natural environment, including natural resources, (b) the protection of human health and safety as it pertains to exposure to Hazardous Materials, (c) the manufacture, registration, distribution, formulation, packaging or labeling of Hazardous Materials, or (d) the handling, use, presence, generation, treatment, storage, disposal, Release or exposure to any Hazardous Materials. “Environmental Permit” means any Permit that is required by a Governmental Authority under any applicable Environmental Law and primarily used in the operation of the Business.

4 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder. “Excluded Taxes” means any and all Liabilities for: (a) Taxes relating to the Business, the Purchased Assets, or the Assumed Liabilities for any Pre-Closing Period; (b) Taxes of Seller or any of its Affiliates for any taxable period, including any Liability of Seller for the unpaid Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any comparable provisions under state, local or non-U.S. Law), as a transferee, or by Contract; (c) Taxes that are the responsibility of Seller pursuant to Section 8.02; and (d) which Buyer may become liable for as a result of or in connection with the failure by Buyer or Seller to comply with any bulk sales or bulk transfer Laws. “Export Control Laws” means all Laws related to the regulation of imports, exports, re- exports, transfers, releases, shipments, transmissions or any other provision or receipt of goods, technology, software or services including: (a) the Export Administration Regulations administered by the U.S. Commerce Department (including the antiboycott regulations administered by the Office of Antiboycott Compliance); (b) U.S. customs regulations administered by the U.S. Customs and Border Protection; and (c) all other applicable import and export controls in the countries in which the Business is conducted. “FDA” means the United States Food and Drug Administration. “FDCA” means the Federal Food, Drug, and Cosmetic Act, as amended. “Finished Goods Inventory” means all Products in finished form packaged and ready to be shipped to customers or other parties by Seller and/or its Affiliates (or designees thereof), including such Products at any of Seller’s facilities and Products in transit. For the avoidance of doubt, Finished Goods Inventory shall not include (a) raw materials, work-in-process, demonstration equipment, components, ingredients, packaging material or similar items used in the production or distribution of Products, and [*] “Fraud” means fraud determined in accordance with Delaware law but shall exclude, for the avoidance of doubt, constructive fraud, equitable fraud or claims based on constructive knowledge or negligent misrepresentation. “GAAP” means United States generally accepted accounting principles and practices as in effect as of the relevant dates thereof. “Governing Documents” means (a) in the case of a Person that is a corporation, its articles or certificate of incorporation and its bylaws, regulations or similar governing instruments required by the Laws of its jurisdiction of incorporation; (b) in the case of a Person that is a partnership, its articles or certificate of partnership, formation or association, and its partnership agreement (in each case, limited, limited liability, general or otherwise); (c) in the case of a Person that is a limited liability company, its articles or certificate of formation or organization, and its limited liability company agreement, operating agreement or bylaws; (d) in the case of a Person that is a trust, its declaration of trust, trust agreement, certificates of ownership or similar governing instruments required by the Laws of its jurisdiction of formation; and (e) in the case of a Person that is none of a corporation, partnership (limited, limited liability, general or otherwise), limited

5 liability company, trust or natural Person, its governing instruments as required or contemplated by the Laws of its jurisdiction of organization. “Governmental Authority” means any U.S. federal, state or local, or any supra-national or non-U.S., government, political subdivision, governmental, regulatory or administrative authority, instrumentality, agency, body or commission, self-regulatory organization or any court, tribunal, or judicial or arbitral body. “Governmental Order” means any order, ruling, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority. “Hazardous Materials” means any chemicals, materials, or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “hazardous constituents,” “restricted hazardous materials,” “extremely hazardous substances,” “toxic substances,” “contaminants,” “pollutants,” “toxic pollutants,” under any Environmental Law, including petroleum or petroleum by-products, asbestos, lead-based paint, per- and polyfluoroalkyl substances (PFAS) or polychlorinated biphenyls. “Health Care Laws” means (a) the FDCA, and all rules and regulations promulgated or issued thereunder, (b) all other applicable Laws and Orders administered by the FDA and other United States regulatory authorities, including the Federal Trade Commission and the Consumer Product Safety Commission, governing or relating to good laboratory practices, good clinical practices, recordkeeping, the manufacture, import, export, testing, development, approval, processing, reporting, packaging, labeling, storage, marketing, sale, distribution and use of any compounds or products manufactured by or on behalf of Seller or any Affiliate thereof, including FDA’s current Good Manufacturing Practice Regulations for dietary supplements and drugs at 21 C.F.R. Parts 111, 210 and 211, and its Quality System Regulation for devices at 21 C.F.R. Part 820, and (c) any and all other applicable federal, state, local, health care Laws and Orders, each of (a) through (c) as may be amended from time to time. “HSR Act” means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended. “Indebtedness” means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (d) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (e) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (f) all Indebtedness of others referred to in clauses (a) through (e) above guaranteed directly or indirectly in any manner by such Person, and (g) all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and Contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. “Indemnifying Party” means a Person required to provide indemnification under Article X of this Agreement.

6 “Indemnitee” means each of (a) the Buyer Indemnitees and (b) the Seller Indemnitees, as applicable. “Intellectual Property Agreements” means all Contracts by or through which other Persons grant Seller or any of its Affiliates or Seller or any of its Affiliates grants any other Persons any rights or interests in or to any Intellectual Property Rights used primarily in the operation of the Business. “Intellectual Property Rights” means all rights in and to any and all of the following in any jurisdiction throughout the world (a) patents and patent applications and inventions; (b) trademarks, service marks, trade names, and trade dress, including applications for registration of any of the foregoing together with the goodwill associated exclusively therewith; (c) copyrights, including copyright rights in computer software and registrations and applications for registration thereof; (d) Internet domain names and registrations of such Internet domain names; (e) trade secrets; (f) software; and (g) all other intellectual property rights of any kind or nature throughout the world. “IRS” means the Internal Revenue Service of the United States. “Knowledge of Seller” means [*] With respect to matters involving Intellectual Property Rights, to the “Knowledge of Seller” [*] “Law” means any U.S. federal, state, local, or non-U.S., statute, law, ordinance, regulation, rule, code, Order or other requirement or rule of law promulgated by a Governmental Authority. “Liabilities” means any liability, debt, guarantee, claim, demand, expense, commitment or obligation (whether direct or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or unliquidated, or due or to become due) of every kind and description, including all costs and expenses related thereto. “Lien” means any security interest, pledge, mortgage, lien or similar encumbrance. “Losses” means any losses, damages, Liabilities, demands, judgments, costs, penalties, fines, Taxes or other expenses (including reasonable legal fees and accounting fees), but excluding any punitive damages except to the extent awarded to a third party. “made available”, “provided”, and similar phrases used in this Agreement mean, when used with respect to any document or other item, that the Seller posted a true, complete, and correct copy of such document or item to the online data room entitled “Project FOCUS” maintained by Datasite on behalf of Seller in connection with the transactions contemplated hereby prior to the execution of this Agreement, or provided such document or item to Buyer or its Representatives via email prior to the execution of this Agreement. “Material Adverse Effect” means any event, occurrence, fact, development, condition, or change, individually or in the aggregate, that (a) has or is reasonably expected to have, a material adverse effect on the business, operations, results of operations, earnings, financial condition, assets (including intangible assets), or liabilities of the Business taken as a whole, or (b) would impair or delay, in any material respect, the ability of Seller to consummate the transactions

7 contemplated hereby; provided that “Material Adverse Effect” shall not include any event, occurrence, fact, development, condition, or change to the extent arising out of, relating to, resulting from or attributable to: (i) the U.S. or the global economy generally or capital, financial, banking, credit or securities markets generally, including changes in interest or exchange rates; (ii) political conditions generally of the United States or any other country or jurisdiction in which the Business, Seller or its Affiliates operates; (iii) any industry generally in which the Business or any customers thereof operates or in which products or services of the Business are used or distributed; (iv) the announcement of the transactions contemplated by, or the performance of obligations under, this Agreement or the Ancillary Agreements, including adverse effects on relationships with customers, suppliers, employees or other business relations of the Business; (v) any changes in applicable Law or GAAP, or the enforcement or interpretation thereof, in each case, after the date hereof; (vi) actions specifically contemplated or required to be taken or omitted pursuant to this Agreement or any Ancillary Agreement or actions taken or omitted to be taken at the written request or with the written consent of Buyer; (vii) any act of God, including any earthquakes, hurricanes, tornadoes, floods, tsunami or other weather-related natural disasters; (viii) any epidemic, pandemic or other health crisis or public health event including COVID-19 or matters related to COVID-19 (including COVID-19 Measures adopted in response thereto), or the worsening of any of the foregoing, (ix) any hostilities, act of war (whether or not declared), sabotage, terrorism or military actions, or any escalation or worsening of any such hostilities, act of war, sabotage, terrorism or military actions; (x) any strikes, work stoppages, slowdowns or other labor actions, (xi) any matter expressly disclosed in the Disclosure Schedules and (x) any failure to meet internal or published projections, estimates or forecasts of revenues, earnings or other measures of financial or operating performance for any period (except that any events or circumstances giving rise to such failure may be taken into account in determining whether there has been a “Material Adverse Effect” unless otherwise excluded pursuant to another clause of this definition); provided, however, that notwithstanding the foregoing, in the case of the foregoing clauses (i), (ii), (iii), (v), (vii), (viii) or (ix) of this definition, any such event, occurrence, fact, development, condition, or change that has a material and disproportionate effect on the Business or Seller, relative to other participants operating in the same or similar businesses or industries as the Business, may be taken into account in determining whether a “Material Adverse Effect” has occurred, but only to the extent of such disproportionate effect. “Material Customers” means[*], as listed on Schedule 1.01(c). “Material Suppliers” means [*]as listed on Schedule 1.01(d). “Order” means any order, writ, judgment, injunction, temporary restraining order, decree, stipulation, determination or award entered by or with any Governmental Authority. “Ordinary Course of Business” means the conduct of the Business in accordance with the Seller’s and its Affiliates’ normal customs, practices and procedures (including with respect to frequency and amount) in the twelve (12) months prior to entering into this Agreement, including actions required by applicable Law in light of COVID-19 or in respect of COVID-19 Measures. “Permits” means all permits, licenses, authorizations, Consents, clearances, closures, decisions, registrations, concessions, grants, franchises, certificates, identification numbers

8 exemptions, waivers and filings issued or required by any Governmental Authority under applicable Law. “Permitted Liens” means the following Liens: (a) Liens for Taxes, assessments or other governmental charges or levies that are not yet due or payable or that are being contested in good faith by appropriate proceedings, (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, workmen, repairmen and other Liens imposed or permitted by Law in the Ordinary Course of Business, (c) Liens incurred or deposits made in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance or other types of social security, (d) defects or imperfections of title, exceptions, easements, covenants, rights-of-way, restrictions and other similar charges, defects or encumbrances not materially interfering with the ordinary conduct of the Business, (e) zoning, entitlement, building and other generally applicable land use and environmental restrictions imposed by a Governmental Authority, (f) Liens incurred in the Ordinary Course of Business that are not material to the Business taken as a whole, (g) Liens created by or through, or to the extent resulting from any facts or circumstances relating to, Buyer or its Affiliates, (h) Liens arising out of, under or in connection with this Agreement or the Ancillary Agreements, (i) Liens that will be released prior to Closing, including in respect of any Indebtedness of Seller or any Affiliate thereof, (j) any title matters shown in any title policy or report made available to Buyer, (k) rights, terms or conditions of any leases, subleases, licenses or occupancy agreements made available to Buyer, including title of a lessor under a capital or operating lease or (l) non-exclusive licenses granted in the Ordinary Course of Business. “Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity. “Plan” means each “employee benefit plan” within the meaning of Section 3(3) of ERISA and all other stock purchase, stock option, restricted stock, equity or equity-based, severance, retention, employment, consulting, change-of-control, collective bargaining, bonus, incentive, deferred compensation, retirement, health and welfare, vacation, fringe benefit and other benefit plan, program or arrangement, in each case, which is maintained, sponsored, contributed to or required to be contributed to by Seller or any of its Affiliates or under which Seller has any Liability (other than any such plan, program or policy maintained for employees located outside of the United States that are required to be maintained by applicable Law). “Pre-Closing Period” means any taxable period (or portion thereof) ending on or prior to the Closing Date. “Pro Rata Portion” means, with respect to Seller, the number of days in any Straddle Period falling on or before the Closing Date, and with respect to Buyer, the number of days in any such period falling after the Closing Date. “Proceeding” means any judicial, administrative or arbitral actions, suits, hearings, investigations, administrative proceedings, condemnation or eminent domain proceedings with respect to any real property, or other proceedings (public or private) commenced, brought, conducted or heard before any Governmental Authority or arbitrator.

9 “Products” means the products set forth on Schedule 1.01(e). “Reference Finished Goods Inventory Statement” means the illustrative statement of Finished Goods Inventory set forth on Schedule 1.01(f) as of the date set forth therein, prepared by Seller and setting forth for each Product one or more stock keeping unit or other identifier code (a “SKU”) and the value of each such SKU for purposes of this Agreement. “Release” means any actual or threatened release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the environment (including ambient air, vapor, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property. “Representative” of a Person means, with respect to any Person, any Affiliate of such Person and the directors, officers, employees, advisors (including any legal counsel, accountant or consultant), agents or other representatives of such Person or any Affiliate thereof. “Restrictive Covenant Agreement” means the Restrictive Covenant Agreement to be executed by Seller and Buyer at the Closing, substantially in the form of Exhibit C attached hereto. “R&W Insurance Policy” means a buyer-side representations and warranties insurance policy, obtained by Buyer at Buyer’s sole expense and insuring Buyer with respect to breaches of Seller’s representations and warranties in Article IV, a true and correct copy of which has been provided to Seller on or prior to the date of this Agreement. “Seller Fundamental Representations” means the representations and warranties made by Seller in Section 4.01, Section 4.02, Section 4.03(a), Section 4.14, Section 4.15 (a)(i) and the first sentence of Section 4.15(b). “Seller Indemnitees” means, collectively, Seller, Seller’s Affiliates (disregarding, solely for this purpose, the proviso contained in the definition of “Affiliate”), and its and their respective partners, members, directors, officers, managers, shareholders, employees, counsel, advisors, successors and assigns. “SKU” has the meaning set forth in the definition of Reference Finished Goods Inventory Statement. “Straddle Period” means any taxable period beginning on or prior to the Closing Date and ending after the Closing Date. “Subsidiary” means, with respect to any specified Person, any other Person of which such first Person owns (either directly or through one or more other Subsidiaries) a majority of the outstanding equity securities or securities carrying a majority of the voting power in the election of the board of directors or other governing body of such Person, and with respect to which entity such first Person is not otherwise prohibited contractually or by other legally binding authority from exercising Control.

10 “Supply Agreement” means the Supply Agreement to be executed by Seller and Buyer (or the applicable Affiliates thereof) at the Closing, substantially in the form of Exhibit D attached hereto. “Target Inventory Value” means $5,952,000. “Tax” or “Taxes” means (a) any and all taxes, including all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, withholding, payroll, employment, excise, stamp, occupation, premium, property, unclaimed property, escheat and windfall profits taxes and (b) customs, duties, tariffs, assessments or other charges in the nature of a tax, in each case, imposed by a Taxing Authority, together with any interest and any penalties, additions to tax or additional amounts imposed with respect thereto, whether payable directly or by withholding and whether or not requiring the filing of a Tax Return. “Tax Records” means copies of all records of any kind and in whatever format, including all documents, microfiche, microfilm and computer records (including magnetic tape, disc storage and printed copy) that relate to any withholding Tax imposed on or in connection with the Purchased Assets or the Business, or any information return required to be filed in connection with the Purchased Assets or the Business (including IRS Forms 1099, 1098, 1042, 1042-S, 945, W-2, W-4, I-9, W-8, W-9 and similar forms and IRS determination letters with respect thereto). “Tax Return” means any return, statement, report, or form, including in each case any schedules, attachments or amendments thereto, required to be filed with any Taxing Authority or with respect to Taxes or any claim for refund. “Taxing Authority” means any foreign, federal, state or local government, political subdivision or governmental or regulatory authority, agency, board, bureau, commission, instrumentality or court or quasi-governmental authority, body, or instrumentality exercising any authority to impose, regulate, or administer the imposition of Taxes. “Trademarks” means trademarks, service marks, brands, fictitious business names, slogans, symbols, collective marks, corporate names, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing. “Transfer Taxes” means any sales, use, value added, transfer, conveyance, ad valorem, stamp, stamp duty, recording, real property transfer or gains Taxes or other similar Taxes imposed by any Taxing Authority upon the sale, transfer or assignment of the Business and the Purchased Assets to Buyer under this Agreement, together with any interest, additions to Tax or penalties in respect thereof. “Transition Services Agreement” means the Transition Services Agreement to be executed by Seller and Buyer at the Closing, substantially in the form of Exhibit E attached hereto. “Treasury Regulations” means the U.S. treasury regulations (including any successor regulations) promulgated pursuant to the Code.

11 Definitions. The following terms have the meanings set forth in the Sections set forth below: TERM REFERENCE Accountant Section 3.06(c) Acquired Records Section 6.14 Actual Inventory Statement Section 3.06(a) Actual Inventory Value Section 3.06(a) Adjustment Amount Section 3.06(e) Agreement Preamble Allocation Principles Section 3.05 Anti-Corruption Laws Section 4.18(a) Assumed Contracts Section 2.01(b) Assumed Liabilities Section 2.04 Buyer Preamble Chosen Courts Section 12.10 Closing Section 3.02 Closing Date Section 3.02 Closing Purchase Price Section 3.01(b) Confidentiality Agreement Section 6.01 Contracting Parties Section 12.12 Covered Persons Section 4.18(a) Creditors’ Rights Section 4.02 Dispute Notice Section 3.06(c) Estimated Inventory Statement Section 3.01(a) Estimated Inventory Value Section 3.01(a) Excluded Assets Section 2.02 Excluded Liabilities Section 2.05 Government Approvals Section 6.09(a) Interim Period Section 6.01 (a) Income Statement Material Contracts Section 4.05 Section 4.11(a) Measurement Time Section 3.01(a) Nonparty Affiliates Section 12.12 Outside Date Section 11.01(e) Parties Preamble Party Preamble Proprietary Information Section 6.17 Purchased Assets Section 2.01 Purchased Permits Section 2.01(c) Retained Names and Marks Section 6.13 Retained Seller Insurance Policies Section 6.04 Sales Process Information Section 6.01(b) Seller Preamble Seller Insurance Policies Section 4.17(a) Third Party Recoveries Section 10.04(c)

12 TERM REFERENCE Transferred Licensed Intellectual Property Rights Section 2.01(d) Transferred Owned Intellectual Property Rights Section 2.01(d) WARN Act Section 7.07 Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise expressly provided in this Agreement or if the context otherwise requires: (a) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement; (b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement; (c) (i) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits thereto, (ii) the terms “thereof,” “therein,” “thereby,” “thereto” and derivative or similar words refer to the portions of this Agreement to which the context refers, including the Schedules and Exhibits thereto, (iii) the terms “include,” “includes,” “including” and words of similar import when used in this Agreement mean “including, without limitation”, (iv) the term “any” means “any and all” and (v) the term “or” will not be exclusive and will mean “and/or”; (d) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein; (e) whenever the context requires, words in the singular will be held to include the plural and vice versa, and words of one gender will be held to include the other gender as the context requires; (f) when calculating the period of time within which or following which any act is to be done or step taken, the date that is the reference day in calculating such period shall be excluded and, if the last day of such period is not a Business Day, the period shall end on the next day that is a Business Day; (g) references to “applicable” Law or Laws with respect to a particular Person, thing or matter means only such Law or Laws as to which the Governmental Authority that enacted or promulgated such Law or Laws has jurisdiction over such Person, thing or matter; references to any statute, rule, regulation, agreement or form will be deemed to include references to such statute, rule, regulation, agreement or form as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, include any rules and regulations promulgated under such statute), and all references to any section of any statute, rule, regulation or form include any successor to such section;

13 (h) (i) references to “days” means calendar days unless Business Days are expressly specified, (ii) references to “written” or “in writing” include in electronic form (including by e-mail transmission or electronic communication by portable document format (.pdf)) and (iii) references to “$” mean U.S. dollars; (i) references to any Person includes such Person’s successors and permitted assigns; (j) whenever this Agreement requires Seller or Buyer, as applicable, to take (or refrain from taking) any action, such requirement will be deemed to involve an undertaking on the part of Seller or Buyer, as applicable, to take (or refrain from taking) such action and to cause their respective Affiliates to take (or refrain from taking) such action whether or not a corresponding reference is included therein; (k) unless the context otherwise requires, the word “extent” in the phrase “to the extent” means both “if” and to the degree to which a subject or other thing extends, and such phrase does not only mean “if”; and (l) each Party has participated in the negotiation and drafting of this Agreement, and if an ambiguity or question of interpretation should arise, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or burdening any Party by virtue of the authorship of any provision in this Agreement; the language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any Party. ARTICLE II PURCHASE AND SALE OF ASSETS Generally. Upon the terms and subject to the conditions of this Agreement, at the Closing, Seller shall, or shall cause its applicable Affiliate to, sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to Buyer, and Buyer shall purchase from Seller or such applicable Affiliates, all of Seller’s and such applicable Affiliates’ right, title and interest in and to the all of the assets, properties and rights thereof that are primarily related to the Business, other than the Excluded Assets, free and clear of all Liens (other than Permitted Liens) (such assets, properties and rights, other than the Excluded Assets, being referred to herein as the “Purchased Assets”). Without limiting the generality of the foregoing, the Purchased Assets shall include each of the following other than any portion thereof that constitutes an Excluded Asset hereunder: (a) all Contracts listed on Schedule 2.01(a) (together with any other Contracts entered into by Seller or any Affiliate thereof (including after the date hereof and on or prior to the Closing Date) that are primarily related to the Business but excluding the Excluded Assets, the “Assumed Contracts”); (b) all Permits that are listed on Schedule 2.01(b), (together with any other Permits that are primarily related to the Business but excluding the Excluded Assets), in each case to the extent assignable or transferable (the “Purchased Permits”);

14 (c) the Intellectual Property Rights (i) owned by Seller and its Affiliates that are listed on Schedule 2.01(c)(i) (together with any other Intellectual Property Rights owned by Seller and its Affiliates that are primarily related to the Business but excluding the Excluded Assets, the “Transferred Owned Intellectual Property Rights”) or (ii) licensed to Seller or its Affiliates that are listed on Schedule 2.01(c)(ii) (together with any other Intellectual Property Rights licensed to Seller or its Affiliates that are primarily related to the Business but excluding the Excluded Assets, the “Transferred Licensed Intellectual Property Rights” and, together with the Transferred Owned Intellectual Property Rights, the “Transferred Intellectual Property Rights”); (d) all Finished Goods Inventory owned by Seller and its Affiliates as of the Measurement Time; (e) copies of (i) all customer, vendor, supplier, contractor, and service-provider lists in the possession of, or are readily accessible by, Seller and its Affiliates to the extent primarily related to the Business, (ii) all files, documents and records (including billing, payment and similar data) to the extent primarily related to the Business that are in the possession of Seller and its Affiliates, and (iii) all other business and financial records, files, books and documents (whether in hard copy or computer format) primarily related to the Business that are in the possession of Sellers and its Affiliates, in each case so long as the foregoing may be sold, assigned, transferred, conveyed and delivered to Buyer pursuant to applicable Law; (f) all advertising, marketing, sales and promotional materials primarily related to the Business that are in the possession of Seller or its Affiliates; (g) all rights and claims under any and all warranties extended by suppliers, vendors, contractors, manufacturers and licensors in relation to any of the other Purchased Assets or Assumed Liabilities; and (h) all e-mail addresses, URLs, websites, website content, fax numbers, telephone numbers and similar numbers or addresses, in each case listed on Schedule 2.01(h). Excluded Assets. Notwithstanding anything contained in this Agreement (including Section 2.01) to the contrary, neither Seller nor any of its Affiliates is selling, transferring, conveying or delivering (or causing to be sold, transferred, conveyed or delivered), and Buyer is not purchasing, any assets, properties or rights of Seller or any of its Affiliates other than the Purchased Assets (all assets, properties and rights of Seller any of its Affiliates other than the Purchased Assets being referred to herein as the “Excluded Assets”). Without limiting the generality of the foregoing, all of the following shall constitute Excluded Assets: (a) all Business Manufacturing Assets; (b) all Retained Names and Marks; (c) all Intellectual Property Rights other than the Transferred Intellectual Property Rights;

15 (d) all Cash and Cash Equivalents of Seller or any of its Affiliates, together with all checking accounts, bank accounts, deposit accounts (including with coupon clearing agencies), lock boxes, certificates of deposit, and securities accounts of Seller or any of its Affiliates and any all amounts or securities or other instruments on deposit therein; (e) (i) all current assets of Seller and its Affiliates, including all accounts receivable, deposits (including in respect of real property or otherwise), notes receivable and inventory (including raw materials, work-in-process, demonstration equipment, components, ingredients, packaging material or similar items), other than Finished Goods Inventory in each case existing as of the Measurement Time, and (ii) without limiting the foregoing, all intercompany receivables and other amounts due from Seller or its Affiliates; (f) without limiting the terms set forth in Section 6.04, Seller’s or any of its Affiliates’ rights under any policies of insurance or any benefits, proceeds, or premium refunds payable or paid thereunder or with respect thereto; (g) (i) all rights of Seller or any of its Affiliates to file for or receive any refunds, credits or similar benefits for or in respect of Taxes (including all Tax attributes of Seller or any Affiliate thereof), including any such Taxes levied or imposed upon, or in connection with, the Purchased Assets or the conduct or operation of the Business allocable to any Pre-Closing Period or to the portion of the Straddle Period ending on the Closing Date pursuant to Section 8.01, and (ii) all rights of Seller or any of its Affiliates in respect of all prepaid Taxes, including any such Taxes relating to the Business or the Purchased Assets that are allocable to taxable periods or portions thereof allocable to any Pre-Closing Period or to the portion of the Straddle Period ending on the Closing Date pursuant to Section 8.01; (h) (i) any legal or beneficial interest in the capital stock and other equity interests of Seller, its Affiliates or any other Person, and (ii) the corporate or other entity charter, qualifications to conduct business as a foreign corporation or other form of business entity, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, Tax Returns and other Tax Records, seals, minute books, stock transfer books, and similar organizational documents of Seller or any of its Affiliates; (i) (i) all correspondence and documents relating to or prepared in connection with the sale of the Business (including Sales Process Information), and all personnel records (including all human resources and other records), whether or not held by Seller or any of its Affiliates and whether or not relating to employees (including the Business Employees) of Seller or any of its Affiliates, and (ii) all of the rights and interests of Seller or any of its Affiliates in all information, files, records, data, plans, contracts and recorded knowledge related to or used in connection with the Business to the extent that any of the foregoing (A) relate primarily to the Excluded Assets or are privileged, including materials that are protected by the attorney-client privilege or attorney work product doctrine; or (B) are comprised of written materials that Seller or any of its Affiliates is required by Law to retain; (j) all assets, properties or rights in respect of any Plan;

16 (k) all rights, remedies and claims, including counter-claims and cross-claims, to the extent arising out of or relating to the Excluded Liabilities; (l) all accounting systems owned or used by Seller or any of its Affiliates, whether or not used in connection with the operation of the Business; (m) all furniture, fixtures, equipment (including computer hardware), supplies and other tangible personal property owned by Seller or its Affiliates whether or not used in connection with the operation of the Business, including any Employee Equipment; (n) all real property rights and interests including real estate leases and all installations, fixtures, improvements and benefits in connection real property whether or not used in connection with the operation of the Business; (o) all rights of Seller or any of its Affiliates under this Agreement or any Ancillary Agreements; and (p) the other assets and properties described on Schedule 2.02(p). Procedures for Assets Not Transferable. (a) Notwithstanding anything to the contrary contained in this Agreement, if any Purchased Asset is not assignable or transferable to Buyer without the Consent of any Person (other than Seller, Buyer or any of their respective Affiliates), and such Consent has not been obtained on or prior to the Closing Date, this Agreement shall not constitute an assignment or transfer thereof unless and until such Consent is obtained. In each such case, Seller and Buyer shall, until such time as any requisite Consent is obtained and the applicable Purchased Asset is assigned and transferred to Buyer, use their respective commercially reasonable efforts and reasonably cooperate with each other to obtain such Consent as soon as practicable after the Closing Date, it being understood that neither Seller nor any of its Affiliates shall be required to expend material amounts of money, incur any material loss or detriment, threaten or commence any Proceeding or offer or grant any financial accommodation to any such Person to obtain any such Consent; [*] provided, further that neither Seller nor any of its Affiliates shall be required to take any action pursuant to this Section 2.03(a) that would cause, or would reasonably be expected to cause, in the discretion of Seller, (i) a breach of any of Seller’s representations, warranties or covenants contained in this Agreement or a breach of, or conflict with, any Contract to which Seller or any of its Affiliates is party to or to which any of them are otherwise bound, (ii) Seller or its Affiliates to incur any loss or harm, or (iii) a violation of any Law applicable to Seller or any of its Affiliates. Upon obtaining the requisite Consent of any applicable Person, any Purchased Assets that were not assigned or transferred at the Closing in accordance with the terms of this Section 2.03(a) shall be promptly transferred and assigned to Buyer. (b) With respect to any Purchased Asset that is not transferred or assigned to the Buyer at the Closing by reason of Section 2.03(a), after the Closing and until such time as any requisite Consent is obtained and the applicable Purchased Asset is assigned and transferred to Buyer, the Parties shall reasonably cooperate with each other in good faith, in endeavoring to obtain for Buyer, at no material cost to Seller or any of its Affiliates, an arrangement to provide Buyer all of the benefits (or substantially comparable benefits) and detriments of such Purchased

17 Asset as if it were assigned and transferred to Buyer on the Closing Date pursuant to the terms hereof; provided,[*] any Liabilities arising in connection with or in respect of any such Purchased Asset shall constitute an Assumed Liability hereunder unless such Liability is expressly included as an Excluded Liability pursuant to the terms hereof. Assumption of Liabilities. Other than the Excluded Liabilities, Buyer agrees, effective as of the Closing, to assume, satisfy and discharge when due, any and all Liabilities of Seller or any of its Affiliates primarily relating to, arising out of or in connection with the ownership, operation or conduct of the Purchased Assets or the Business, whether arising prior to, on or after the Closing (all such Liabilities to be so assumed, satisfied or discharged, other than the Excluded Liabilities, being referred to herein as the “Assumed Liabilities”), including (a) all Liabilities arising under the Assumed Contracts; (b) all Liabilities for Taxes relating to the Purchased Assets or the Business other than Excluded Taxes; and (c) all Liabilities expressly assumed by Buyer pursuant to the other provisions of this Agreement. Excluded Liabilities. Notwithstanding anything to the contrary contained in this Agreement and except as specifically set forth in Article VII, Buyer expressly will not assume or be liable for, and Seller will retain and remain solely responsible for, the following Liabilities of Seller and its Affiliates (collectively, the “Excluded Liabilities”): (a) all Liabilities of Seller in respect of any businesses or operations thereof that are not primarily related to the Business, including all Liabilities of Seller and its Affiliates in respect of the Business Manufacturing Assets; (b) all of Liabilities of Seller and its Affiliates under this Agreement and the Ancillary Agreements; (c) any Liability for Excluded Taxes; (d) any Liabilities of Seller or its Affiliates with respect to any employee of Seller and/or its Affiliates being retained by Seller and/or its Affiliates; (e) all Liabilities of Seller or any of its Affiliates with respect to any Plan; (f) all Liabilities of Seller or any Affiliate thereof in respect of Indebtedness referred to in clause (a) and (b) of the definition thereof and clauses (f) and (g) of such definition, but solely to the extent related to clauses (a) and (b); (g) all current liabilities of the Business representing accounts invoiced and payable as of the Measurement Time, including amount payable to any clearing house or similar entity in respect of coupon redemptions; (h) all of Seller’s or any of its Affiliates’ Liabilities for expenses or fees incurred by Seller or any of its Affiliates incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement and the Ancillary Agreements, or the consummation (or preparation for the consummation) of the transactions contemplated hereby or thereby, in respect of attorneys’ and accountants’ fees, brokerage fees, investment bankers’ fees, consultants’ fees and finders’ fees; and

18 (i) the Liabilities described on Schedule 2.05(i). ARTICLE III PURCHASE PRICE; CLOSING; ALLOCATION Purchase Price. (a) No later than five (5) Business Days prior to the anticipated Closing Date, Seller shall prepare in good faith and deliver, or shall cause to be prepared and delivered, to Buyer a statement (the “Estimated Inventory Statement”) setting forth an estimate as of immediately prior to the Closing (the “Measurement Time”) of the quantity of each SKU of Finished Goods Inventory of the Sellers and its Affiliates as of such time, and the aggregate value of such Finished Goods Inventory as of such time (the “Estimated Inventory Value”). The Estimated Inventory Statement shall be prepared, and the Estimated Inventory Value shall be calculated, using the same value per SKU and other procedures, policies, practices and methods used in preparing the Reference Finished Goods Inventory Statement. If Buyer in good faith disagrees with the calculation of Estimated Inventory Value, it shall notify Seller not later than one (1) Business Day before the Closing Date and Seller shall take into account, in good faith, any comments to the calculation of Estimated Inventory Value reasonably proposed by Buyer; provided, that following Seller’s good faith consideration of such comments (and any resulting revisions, if applicable), Seller’s proposed Estimated Inventory Statement and calculation of Estimated Inventory Value shall be considered final for purposes of consummating the Closing and in no event shall the Closing be delayed as a result of any comments of, or disputes raised by, Buyer with respect to the Estimated Inventory Statement or Estimated Inventory Value. (b) As consideration for the Purchased Assets, at the Closing, Buyer shall assume the Assumed Liabilities and shall pay to Seller, in the manner described herein, an amount (such amount, the “Closing Purchase Price”) equal to: (i) Two Hundred Thirty Million and No/100 Dollars ($230,000,000), plus (ii) if the Estimated Inventory Value is greater than the Target Inventory Value, the excess of the Estimated Inventory Value over the Target Inventory Value, minus (iii), if the Target Inventory Value is greater than the Estimated Inventory Value, the excess of the Target Inventory Value over the Estimated Inventory Value. (c) At the Closing, Buyer shall pay to Seller or its designee(s) the Closing Purchase Price in cash by wire transfer of immediately available U.S. funds to an account or accounts to be specified in a written notice delivered by Seller to Buyer at least five (5) Business Days prior to the anticipated Closing Date. Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Purchased Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall be consummated at a closing (the “Closing”) by the exchange of signatures by electronic transmission or, if such exchange is not practicable, at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York at 10:00 A.M. New York time as promptly as practicable (and in any event within three (3) Business Days) after the date on which all of the conditions to Closing set forth in Article IX shall have been satisfied or waived (other than those conditions to be satisfied or waived at the Closing, but subject to the satisfaction or

19 waiver thereof at the Closing), or at such other time and day as the Parties may agree upon in writing; provided, however, that Seller may deliver written notice to Buyer at least three (3) Business Days prior to the date on which, absent such election by Seller, the Closing would otherwise occur, electing to delay the Closing until the last day of the month in which the Closing would otherwise occur (or, if the date on which the Closing would otherwise occur is five (5) Business Days or less prior to the last day of a calendar month, Seller may elect to delay the Closing until the last day of the month immediately following the month in which the Closing would otherwise occur) so long as such date is at least two (2) Business Days prior to the Outside Date (or, if such last day is not a Business Day, on the immediately following Business Day. The date on which the Closing occurs is referred to as the “Closing Date.” Closing Deliveries by Seller. At the Closing, Seller shall deliver (or cause to be delivered) to Buyer: (a) a counterpart signature page to the Bill of Sale and Assumption Agreement, duly executed by Seller or the applicable Affiliate thereof; (b) a counterpart signature page to the Assignment of Intellectual Property, duly executed by Seller or the applicable Affiliate thereof; (c) a counterpart signature page to the Restrictive Covenant Agreement, duly executed by Seller; (d) a counterpart signature page to the Transition Services Agreement, duly executed by Seller; (e) a counterpart signature page to the Supply Agreement, duly executed by Seller; (f) a certificate, in form and substance reasonably satisfactory to Buyer, as to the non-foreign status of Seller pursuant to Treasury Regulations Section 1.1445-2(b)(2) and an IRS Form W-9 claiming complete exemption from U.S. back-up withholding for Seller, each duly executed by Seller; and (g) a certificate of a duly authorized officer of Seller, dated as of the Closing Date, certifying as to the matters set forth in Sections 9.02(a) and (b). Closing Deliveries by Buyer. At the Closing, Buyer shall deliver to Seller: (a) the Closing Purchase Price pursuant to Section 3.01; (b) a counterpart signature page to the Bill of Sale and Assumption Agreement, duly executed by Buyer; (c) a counterpart signature page to the Assignment of Intellectual Property, duly executed by Buyer;

20 (d) a counterpart signature page to the Restrictive Covenant Agreement, duly executed by Buyer; (e) a counterpart signature page to the Transition Services Agreement, duly executed by Buyer; (f) a counterpart signature page to the Supply Agreement, duly executed by Buyer; and (g) a certificate of a duly authorized officer of Buyer, dated as of the Closing Date, certifying as to the matters set forth in Sections 9.01(a) and (b). Allocation of Purchase Price. Buyer and Seller shall determine the amount of and allocate the sum of the Assumed Liabilities and the Closing Purchase Price (and all other capitalizable costs) among the Purchased Assets for all Tax purposes in accordance with the principles set forth on Schedule 3.05 (the “Allocation Principles”). Buyer and Seller will each prepare an IRS Form 8594 (and any other form required by applicable Law) in a timely fashion in a manner that conforms with the Allocation Principles. Neither Buyer nor Seller, nor any of their respective Affiliates, shall take any position on any Tax Return, audit, litigation or otherwise, that is inconsistent with the Allocation Principles unless required to do so by applicable Law. To the extent the Closing Purchase Price is adjusted after the Closing Date, Buyer and Seller will each revise their IRS Form 8594 (and any other form required by applicable Law) in accordance with the above procedures. Each of the Parties shall promptly notify the other if the IRS or any other Taxing Authority proposes a reallocation of such amounts. Purchase Price Adjustments. (a) As soon as reasonably practicable after the Closing Date, but in no event more than sixty (60) days after the Closing Date, Buyer shall prepare and deliver to Seller a statement (the “Actual Inventory Statement”) setting forth Buyer’s determination as of the Measurement Time of the quantity of each SKU of Finished Goods Inventory of the Seller and its Affiliates as of such time, and the aggregate value of such Finished Goods Inventory as of such time (the “Actual Inventory Value”). The Actual Inventory Statement shall be prepared, and the Actual Inventory Value shall be calculated, using the same value per SKU and other procedures, policies, practices and methods used in preparing the Reference Finished Goods Inventory Statement. Buyer agrees that, following the Closing through the date that the Actual Inventory Value becomes final and binding pursuant to this Section 3.06, it shall not, and shall cause its Affiliates not to, take any actions with respect to any accounting, books, records, principles, procedures, practices, policies or methodologies on which the Reference Finished Goods Inventory Statement is based or on which the Actual Inventory Statement is to be based the purpose of which is to impede or delay the determination of the Actual Inventory Value or the preparation of the Dispute Notice. (b) Seller shall have a period of forty-five (45) days from the date of delivery by Buyer to review the Actual Inventory Statement and Actual Inventory Value. If Seller agrees with the Actual Inventory Value, or does not give written notice to Buyer of any disagreement within such forty-five (45) day period, then upon Seller advising Buyer that such Actual Inventory

21 Value as proposed by Buyer is acceptable or the expiration of such forty-five (45) day period if Seller shall not have delivered a Dispute Notice prior to such expiration, whichever is earlier, such Actual Inventory Statement and Actual Inventory Value as proposed by Buyer shall be considered accepted and binding upon Seller and Buyer. In connection with Seller’s review of the Actual Inventory Statement and Actual Inventory Value and upon reasonable prior written notice by Seller, Buyer shall permit, and shall cause its Affiliates and Representatives to permit, Seller and its Representatives to have reasonable access to all relevant books and records and properties used by Buyer or its Representatives in connection with its preparation of the Actual Inventory Statement and calculation of the Actual Inventory Value, and Buyer shall, and shall cause its Affiliates and Representatives to, otherwise provide reasonable cooperation with Seller and its Representatives in connection therewith; provided, however, that Buyer shall not be required to provide, or cause to be provided, any relevant work papers, schedules, memoranda or other documents if the provision thereof would violate applicable Law or legal counsel to Buyer shall have advised Buyer that the provision thereof would reasonably be expected to jeopardize the attorney-client privilege, work-product or similar privilege or doctrine; provided, further, however, that if Buyer and its Affiliates and Representatives fail to provide reasonable access to Seller and its Representatives in accordance with the terms of this Section 3.06(b), then the forty-five (45) day period of review provided for in this Section 3.06(b) shall be tolled during any period of violation of the terms of this Section 3.06(b), and during any other period required for litigation during which Seller seeks to enforce such covenants against Buyer if it is ultimately determined that Buyer or its Affiliates or Representatives were in breach of the terms of this Section 3.06(b). (c) If Seller does not agree with any portion of the Actual Inventory Statement or Buyer’s calculation of the Actual Inventory Value, then, on or before the date that is forty-five (45) days from the date of delivery by Buyer to Seller of the Actual Inventory Statement, Seller shall have the right to give written notice thereof to Buyer listing in reasonable detail the areas of disagreement and Seller’s calculation of the Actual Inventory Value (the “Dispute Notice”). The Parties shall work in good faith to try to resolve these differences. If, within thirty (30) days after the delivery of the Dispute Notice to Buyer, Seller and Buyer are unable to resolve any differences arising as a result of the Dispute Notice, the Parties shall submit, within ten (10) days following the expiration of such period, a statement of all unresolved differences to Ernst & Young LLP (the “Accountant”) for a binding and non-appealable determination in accordance with the terms of this Agreement. In the event the Accountant is then unwilling or unable to serve as contemplated hereby, Buyer and Seller shall select another mutually agreeable, independent, nationally recognized certified public accounting firm to render a final determination and such firm shall be the “Accountant” for all purposes of this Section 3.06. If the Parties are unable to agree upon such alternative certified public accounting firm within ten (10) days of Ernst & Young LLP advising the Parties that it is unable or unwilling to perform the services contemplated hereby, then either Party may request that the New York City office of the American Arbitration Association appoint an independent, nationally recognized certified public accounting firm to perform the services contemplated hereby and such firm shall be the “Accountant” for purposes of this Section 3.06. (d) The Accountant shall be instructed to use reasonable best efforts to perform its services and reach a final determination only with respect to the matters submitted to it for resolution within thirty (30) days of its engagement. In making such determination, the Accountant shall be bound by the provisions of this Section 3.06 and any other relevant provisions of this Agreement and shall be instructed solely to determine the actual quantity of each SKU as

22 of the Measurement Time and to calculate the Actual Inventory Value resulting from such determination. In performing such calculation, the Accountant shall use the same value per SKU and other procedures, policies, practices and methods used in preparing the Reference Finished Goods Inventory Statement. In connection with the Accountant’s consideration of the dispute submitted to it, each Party hereto shall permit, and cause its Affiliates and Representatives to permit, the Accountant and its Representatives to have reasonable access, during normal business hours and upon reasonable notice, to all relevant work papers, schedules, memoranda and other documents prepared by such Party or its Representatives in connection with its proposed Actual Inventory Value and its preparation of the Actual Inventory Statement or the Dispute Notice, as the case may be, and to finance personnel of such Party and its Affiliates and any other information which the Accountant or any Representative thereof reasonably requests, and the Parties hereto shall, and shall cause their respective Affiliates and Representatives to, otherwise cooperate with the Accountant and its Representatives in connection therewith; provided, however, that neither Seller nor Buyer shall be required to provide, or cause to be provided, any relevant work papers, schedules, memoranda or other documents if the provision thereof would violate applicable Law or legal counsel to Seller or Buyer, as applicable, shall have advised Seller or Buyer, as applicable, that the provision thereof would reasonably be expected to jeopardize the attorney-client privilege, work-product or similar privilege or doctrine. The Parties shall request that the Accountant’s decision be in writing, set forth the calculations made in reaching its decision and describe the manner in which such calculations were made. The Parties hereto agree that any determination of the aggregate amount of Finished Goods Inventory and the calculation of the Actual Inventory Value by the Accountant will be final and binding for all purposes and that judgment may be entered upon the determination of the Accountant in any court having jurisdiction over the Party against which such determination is to be enforced. The fees and disbursements of the Accountant shall be allocated between Buyer and Seller in the inverse proportion that the aggregate amount of such disputed items so submitted to the Accountant is determined by the Accountant, such that the prevailing Party pays the lesser proportion of such fees and disbursements. In connection with the resolution of any such dispute, each Party shall pay its own fees and expenses, including legal, accounting, and consulting fees and expenses. (e) The “Adjustment Amount” will be the amount, whether positive or negative, equal to the Actual Inventory Value (as finally determined pursuant to this Section 3.06) minus the Estimated Inventory Value. If the Adjustment Amount is a positive amount, then Buyer will pay to Seller within two (2) Business Days of the final determination of the Actual Inventory Value pursuant to this Section 3.06, in cash by wire transfer of immediately available U.S. funds to an account or accounts specified by Seller, the amount of the Adjustment Amount. If the Adjustment Amount is a negative amount, then Seller will pay to Buyer within two (2) Business Days of the final determination of the Actual Inventory Value pursuant to this Section 3.06, in cash by wire transfer of immediately available U.S. funds to an account or accounts specified by Seller, the absolute value of the Adjustment Amount. All payments required pursuant to this Section 3.06(e) will be deemed to be adjustments to the Closing Purchase Price for Tax purposes. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER

23 Except as set forth on the Disclosure Schedule, and subject to the terms set forth in Section 12.07 of this Agreement, Seller hereby represents and warrants to Buyer as follows: Formation and Qualification of Seller. Seller is a limited liability company duly formed or organized, validly existing and, to the extent legally applicable, in good standing under the Laws of its jurisdiction of formation or organization and has the requisite power and authority to operate its business, assets and properties (including, directly or indirectly, the Business) as now conducted. Seller is duly qualified as a foreign corporation or other organization to do business, and, to the extent legally applicable, is in good standing, in each jurisdiction in which the character of its owned, operated or leased properties or the nature of its activities with respect to its business (including, directly or indirectly, the Business) makes such qualification necessary except for jurisdictions in which the failure to be so qualified or in good standing would not have a Material Adverse Effect. Authority; Enforceability. Each of Seller and its Affiliates has the requisite power to execute, deliver and perform its obligations under this Agreement and the Ancillary Agreements (including the consummation of the transactions contemplated hereby and thereby) to which it is or will be a party. The execution, delivery and performance by each of Seller and its Affiliates of this Agreement and the Ancillary Agreements (including the consummation of the transactions contemplated hereby and thereby) to which it is or will be a party have been duly authorized by all requisite entity action on the part of Seller and/or its Affiliates, as applicable. This Agreement has been duly executed and delivered by Seller. Each Ancillary Agreement has been (or will be) duly executed and delivered by Seller and/or its Affiliates, as applicable. Assuming due authorization, execution and delivery thereof by Buyer, this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency or other similar Laws relating to or affecting the enforcement of creditors’ rights generally and general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity) (“Creditors’ Rights”). Assuming due authorization, execution and delivery thereof by Buyer and any other parties thereto, and upon execution and delivery thereof, the Ancillary Agreements to which Seller and/or its Affiliates is or will be a party will constitute, legal, valid and binding obligations of Seller or the applicable Affiliate thereof, enforceable against Seller and/or its Affiliates, as applicable, in accordance with their respective terms, subject to Creditors’ Rights. No Conflicts. Provided that all Consents listed on Schedule 4.04 have been obtained and that Buyer has obtained all Permits necessary for Buyer to continue to operate the Business, the execution, delivery and performance by Seller and/or its Affiliates, as applicable, of this Agreement and the Ancillary Agreements do not and will not: (a) violate or conflict with the Governing Documents of Seller or any such Affiliate thereof; (b) violate or conflict with any Law or Order applicable to Seller, any such Affiliate thereof or the Business; (c) result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give to any Person any right to terminate, amend or accelerate any right or obligation under any Material Contract; or (d) result in the creation of any Lien (other than a Permitted Lien) on any Purchased Asset except (in the case of clauses (b), (c) and (d) immediately above) for any such violations, conflicts, breaches, defaults, rights or Liens as would not, individually or in the aggregate, be adverse in any material respect to the Business.

24 Consents and Approvals. The execution, delivery and performance by Seller and/or its Affiliates, as applicable, of this Agreement and the Ancillary Agreements to which Seller and/or its Affiliates, as applicable, is a party do not and will not require any Consent or waiver from, or any filing with or notification to, any Governmental Authority or other Person by Seller or any such Affiliate thereof, except (a) where the failure to obtain such Consent or waiver, or to make such filing or notification, would not, individually or in the aggregate, be adverse in any material respect to the Business, (b) as may be necessary as a result of any facts or circumstances relating to Buyer or Buyer’s Affiliates or (c) the filing, or receipt of, any Consents, waivers or notices listed on Schedule 4.04. Financial Information; Absence of Undisclosed Liabilities. (a) Schedule 4.05(a) sets forth a true, correct, and complete (i) unaudited income statement of the Business for the fiscal year ended December 31, 2020 (the “Income Statement”), and (ii) unaudited statement of current assets and liabilities and income statement of the Business as of April 30, 2021 (the “Latest Financials”, and together with the Income Statement, the “Financial Statements”). The Financial Statements (i) have been prepared based on the books and records of Seller and its Affiliates, and (ii) present fairly, in all material respects, assets and liabilities and the results of operation (as applicable) of the Business for the period presented. Notwithstanding the foregoing, the Financial Statements and the foregoing representations and warranties are qualified by the fact that the Business has not operated as a separate standalone entity and has received certain allocated charges and credits which do not necessarily reflect amounts that would have resulted from arm’s length transactions or that the Business would incur on a standalone basis or on an integrated basis within another organization. (b) With respect to the Business, none of Seller or its Affiliates have any Liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether known or unknown, whether due or to become due and regardless of when asserted), and there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against Seller or any of its Affiliates, its giving rise to any such Liabilities, except for: (i) Liabilities set forth on the face of the Latest Financials (or any notes thereto); (ii) Liabilities which have arisen after the applicable date of measurement for the Latest Financials in the Ordinary Course of Business (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of law or arose out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand);; and (iii) Liabilities otherwise expressly disclosed in this Agreement or the Disclosure Schedules. Absence of Certain Changes or Events. Except as set forth on Schedule 4.06, or in connection with the negotiation or execution of this Agreement, since March 31, 2021 through the date of this Agreement, Seller and its Affiliates have conducted the Business in the Ordinary Course of Business in all material respects, and, without limiting the generality of the foregoing, there has not been any (a) Material Adverse Effect, (b) event that would impair or delay the ability of Seller or its Affiliates to consummate the transactions contemplated hereby or by the Ancillary Agreements or otherwise perform its or such Affiliate’s obligations hereunder or thereunder or (c) action or failure to take any action that would have resulted in a breach of Section 6.02 had Section 6.02 been in effect since March 31, 2021.

25 Absence of Litigation. Except as set forth on Schedule 4.07, since January 1, 2019 there have been no Proceedings pending or, to the Knowledge of Seller, threatened in writing against Seller or any Affiliate relating primarily to the Business or any Purchased Asset. Neither the Seller nor any Affiliate is subject to or otherwise bound by Order that prohibits or limits the conduct of the Business or the ownership or use of the Purchased Assets. Compliance with Laws; Permits. (a) With respect to the Business, each of Seller and its Affiliates is in compliance in all material respects, and since January 1, 2019, has conducted the Business in compliance in all material respects with all applicable Laws and Orders, including all Health Care Laws. Except as provided in Schedule 4.08(a), since January 1, 2019, neither Seller nor any Affiliate thereof with respect to the Business or any Purchased Asset has received (i) any written notice of, or been charged with (and received written notice of such charge), any material violation of any Laws, and (ii) any written notice, charge, assertion or other communication, including an Order, from the FDA, FTC or any other Governmental Authority alleging any violation of any Health Care Law with respect to the Business or any Purchased Asset. (b) Since January 1, 2019, neither Seller nor any of its Affiliates, in each case, with respect to the Business or any Purchased Asset, has been a party to or subject to any pending or threatened FDA, FTC, Advertising Self-Regulatory Council, or equivalent state or foreign agency, complaint, investigation, enforcement action, adverse inspection, finding of deficiency, finding of non-compliance, including any FDA Form 483, warning letter, untitled letter, cyber letter, recall, market withdrawal, field safety notice, seizure, injunction, detention, refusal of admittance, import refusal, import detention, civil penalty, criminal investigation or penalty, disqualification, or debarment. Since January 1, 2019, Seller and its Affiliates with respect to the Business and the Purchased Assets have timely filed all serious adverse event reports, in each case as required by applicable Law. Since January 1, 2019, other than as disclosed in Schedule 4.08(b), Seller and its Affiliates have not received any written safety, effectiveness, or other quality-related complaints relating to the Business or the Purchased Assets from any customers or patients. No director, officer, employee of the Seller or any of Affiliates or, to the Knowledge of Seller, no any other Person acting on behalf of Seller, has, with respect to the Business, committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” as set forth in 56 Fed. Reg. 46191 (Sept. 10, 1991) and any amendments thereto, or a similar policy enforced by any other Company Regulatory Agency. No director, officer, employee of the Seller or any of Affiliates or, to the Knowledge of Seller, no any other Person acting on behalf of Seller, has, with respect to the Business, been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar Law or authorized by 21 U.S.C. § 335a(b) or any similar Law. (c) With respect to the Business and the Purchased Assets, since January 1, 2019, Seller and its Affiliates have been in material compliance with, and have had in place, as applicable, policies and procedures intended to ensure compliance with all applicable labeling, safety, notification, registration, manufacturing, testing, advertising, marketing, promotional, approval, clearance, transportation, storage, record-keeping, distribution, reporting, and all other Laws concerning the Products and/or any facilities used by Seller or any of its Affiliates with

26 respect to the Business and the Purchased Assets, including under the FDCA, the Federal Trade Commission Act and all regulations promulgated under each of those acts. (d) Since January 1, 2019, no Product has been adulterated or misbranded by Seller or any of its Affiliates in violation of the applicable provisions of the FDCA, no Product has violated Health Care Laws, nor is any such Product an article which may not, under the provisions of section 301 of the FDCA, be introduced into interstate commerce. Seller and its Affiliates do not engage, have not engaged and, do not cause others to engage, and have not caused others to engage in any conduct that constitutes or appears to be pre-approval, pre-clearance, or pre- authorization promotion of the Products. (e) Except as provided in Schedule 4.08(e), there is not pending, and since January 1, 2019, there has not been, any market withdrawal or recall of a Product (whether mandatory or voluntary). There exists no fact or circumstance that would reasonably be expected to impose on Seller or any of its Affiliates with respect to the Business a duty to recall or withdraw any Product or warn any consumer of a product defect in respect of the Business. Since January 1, 2019, the Products developed, formulated, sold, offered for sale, or distributed by Seller or any of its Subsidiaries were manufactured in accordance with the requirements of 21 CFR Parts 111, 210, 211 and 820, and any other current Good Manufacturing Practice requirements under the FDCA. (f) Since January 1, 2019, none of Seller or any of its Affiliates, in each case with respect to the Business or any Purchased Asset, nor, to the Knowledge of Seller, any Person acting on behalf of Seller or any of its Affiliates with respect to the Business or any Purchased Asset, has received any written notice that the FDA or any other Governmental Authority or institutional review board has initiated, or threatened to initiate, any clinical hold or other action to suspend any planned clinical trial or otherwise restrict any research or study related to any Product. All clinical trials performed by Sellers, its Affiliates or, performed on behalf of Seller or any of its Affiliates regarding Products to date were conducted and are being conducted with applicable federal and state requirements that apply to sponsors and investigators of clinical trials, including the requirements in 21 C.F.R. Parts 50, 54, 56, and 58, and Seller and its Affiliates comply have complied, caused, and have causes third parties’ compliance with such requirements. (g) The Purchased Permits are in full force and effect as of the date of this Agreement. None of Seller nor any of its Affiliates is violating or, since January 1, 2019, has violated, in each case in any material respect, the terms of any Purchased Permit, and since January 1, 2019, no event has occurred which, with notice or the lapse of time or both, would constitute a material violation of any material Purchased Permit. Intellectual Property Rights. (a) Seller or its Affiliate either owns or has a valid license to all Transferred Intellectual Property Rights. Schedule 4.09(a) lists all Transferred Owned Intellectual Property Rights which (as of the date hereof) are (i) subject to any issuance, registration, application or other filing by, to or with any Governmental Authority, specifying as to each, as applicable: the title, mark, or design; the jurisdiction by or in which it has been issued, registered, or filed; the patent number, registration or application serial number (if not issued or registered); and the issue, registration, or filing date (if not issued or registered) (the “Registered Intellectual Property

27 Rights”) and (ii) material unregistered Trademarks (together with the registered Trademarks and Trademark applications, the “ACH Brands”). Seller or its Affiliate owns the Transferred Owned Intellectual Property Rights free and clear of all Liens (other than Permitted Liens). Seller or its Affiliate has made all payments of any registration, maintenance, or renewal fees that are due with respect to maintaining or renewing each item of Registered Intellectual Property Rights except to the extent Seller or the applicable Affiliate has decided in its reasonable business judgment or in the Ordinary Course of Business to allow the registration for any such Registered Intellectual Property Rights to lapse (“Permitted IP Terminations”). All Registered Intellectual Property Rights are subsisting and are valid and enforceable except with regard to any Permitted IP Terminations. The Intellectual Property Rights in and to all registered Trademarks in the ACH Brands are solely owned by the Seller or one of its Affiliates and are subsisting and are valid and enforceable and, except as set forth in Schedule 4.09(a), none of the registered Trademarks in the ACH Brands are included or will be included in the set of Permitted IP Terminations. (b) Schedule 4.09(b) lists all material Intellectual Property Agreements as in effect on the date hereof, and separately specifying for each such Intellectual Property Agreement the date, title, and parties thereto, excluding (i) Intellectual Property Agreements which are shrink- wrap, click-wrap, or other similar types of agreements, or agreements for mass-licensed software or Intellectual Property Rights, (ii) nondisclosure agreements, and (iii) Intellectual Property Agreements granting customers, vendors or suppliers of the Business or Seller or its Affiliates, as applicable, the non-exclusive right to use the Intellectual Property Rights subject thereto so long as such Intellectual Property Agreements were entered into in the Ordinary Course of Business (collectively, the Intellectual Property Agreements on Schedule 4.09(b), the “Material Intellectual Property Agreements”). (c) The Transferred Owned Intellectual Property Rights, the Intellectual Property Rights licensed or sublicensed to Seller or its Affiliates under the Intellectual Property Agreements, and the Intellectual Property Rights provided for the benefit of Buyer under the Supply Agreement and the Transition Services Agreement are collectively all Intellectual Property Rights necessary for the operation of the Business as currently conducted as of the Closing. (d) Except as set forth in Section 4.09(d), no current or former officer, manager, directors, employee, consultant or independent contractor of the Seller in respect to the Business or any other Person has any right, title or interest in, to or under any Transferred Owned Intellectual Property that has not been either (A) irrevocably assigned or transferred to Seller or one of its Affiliates or (B) licensed (with the right to grant sublicenses) to Seller or one of its Affiliates under an exclusive, irrevocable, worldwide, royalty free, fully paid and assignable license that is included as one of the Intellectual Property Agreements. (e) The Seller and its Affiliates have taken, and currently take, commercially reasonable measures to protect the confidentiality of the trade secrets and all other confidential information included in the Transferred Intellectual Property Rights, including the trade secrets and other confidential information with respect to all Products. All Persons who have had access to any trade secrets or other confidential know-how with respect to the Business, in each case, are either subject to a confidentiality policy in the employee handbook or have executed and delivered to the Seller or one of its Affiliates a written Contract providing for the confidentiality and nondisclosure by such Person of any trade secrets and all other confidential know-how with respect

28 to the Business. Neither the Seller or any of its Affiliates, nor any other Person, is in breach of any such confidentiality policy in the employee handbook or Contracts. (f) The Seller and its Affiliates, as applicable, have rights to use all databases, datasets and data which are primarily related to the Business and all such rights are either included as part of the Purchased Assets (including under rights provided to the Business under one or more Intellectual Property Agreements) or Buyer is otherwise provided with the benefit of such rights under the Supply Agreement or the Transition Services Agreement. (g) To the Knowledge of Seller, the operation of the Business as currently conducted does not infringe, misappropriate or otherwise violate any Intellectual Property Rights of any other Person. As of the date of this Agreement, there is no Proceeding initiated by any other Person pending or, to the Knowledge of Seller, threatened in writing, or any Order, against Seller or any of its Affiliates alleging that the operation of the Business as currently conducted by Seller or any of its Affiliates infringes, misappropriates or otherwise violates, any Intellectual Property Rights of any other Person. (h) To the Knowledge of Seller, no Person is engaging in any activity that infringes, misappropriates or otherwise violates, any of the Transferred Owned Intellectual Property Rights. (i) To the Knowledge of Seller, none of the Transferred Owned Intellectual Property Rights is subject to any Proceeding or Order that restricts the use, transfer or licensing thereof by Seller or any of its Affiliates or that affects the validity, use or enforceability of such Transferred Owned Intellectual Property Rights. (j) To the Knowledge of Seller, no proprietary software owned by Seller or its Affiliates that is part of the Purchased Assets is subject to any “copyleft” or other obligation or condition (such as under the GNU Public License, Lesser GNU Public License, or Mozilla Public License) that requires, or conditions the use or distribution of such software or portion thereof on, (i) the disclosure, licensing, or distribution of any source code for any portion of any software, or (ii) the granting to licensees of the right to make derivative works or other modifications to such software or portions thereof. Environmental Matters. (a) Except as set forth on Schedule 4.10(a): (i) the Business and Seller and its Affiliates with respect to the Business are in, and since January 1, 2019 have been in, material compliance with applicable Environmental Laws (which compliance includes the possession of all Environmental Permits and compliance with the terms and conditions thereof); (ii) there is no Environmental Claim pending against, or to the Knowledge of Seller threatened against, Seller or its Affiliates in respect of the Business; and

29 (iii) neither Seller nor any Affiliate thereof nor, to the Knowledge of Seller, any other Person has since January 1, 2019 generated, placed, stored, transported, arranged for transport or Released any Hazardous Materials produced by, or resulting from the operations of Business, except for inventories of such substances to be used, and wastes generated therefrom, in the Ordinary Course of Business (which inventories and wastes, if any, have been stored or disposed of in accordance in all material respects with applicable Environmental Laws). (b) Seller has made available to Buyer complete and correct copies of material studies, audits, assessments, memoranda and investigations pertaining to Hazardous Materials at any property currently or previously used or operated primarily for the Business or regarding Seller’s and its Affiliates’ compliance with applicable Environmental Laws in respect of the Business that, in each case, are in their possession and which have been prepared since January 1, 2019. (c) Seller has not received any written notice that any real property used in connection with the Business is listed or is proposed for listing on the National Priorities List pursuant to CERCLA, the Comprehensive Environmental Response, Compensation and Liability Information System List, any registry of contaminated land sites or on any similar state or foreign list of sites requiring investigation or cleanup, and no Lien (other than Permitted Liens) has been filed against either the personal or real property used in the Business under any Environmental Law regulation promulgated thereunder or order issued with respect thereto. Material Contracts. (a) Schedule 4.11(a) contains a complete and accurate list of the following Contracts to which Seller or its Affiliates are a party as of the date of this Agreement and that primarily relate to the Business (other than any purchase orders (including purchase orders issued under any such Contracts) and Plans) (together with the Material Intellectual Property Agreements listed on Schedule 4.09(b) and the Contracts set forth on Section 4.20 , the “Material Contracts”): (i) material Contracts with Material Customers; (ii) material Contracts with Material Suppliers; (iii) Contracts that require the payment of aggregate consideration to or by Seller or any Affiliate thereof in respect of the Business or any Purchased Asset [*]; (iv) Contracts with any labor union or association representing any Business Employees (including collective bargaining agreements); (v) Contracts relating to the Business that contemplate the acquisition or disposition of any operating business, assets or the capital stock of any other Person, in each case for consideration in excess of $1,000,000, and pursuant to which Seller or its Affiliates have continuing Liabilities that constitute Assumed Liabilities; (vi) Contracts that contemplate any material partnership, joint venture or other similar Contracts related to a strategic collaboration or alliance;

30 (vii) Contracts (A) that expressly prohibit Seller or any Affiliate thereof from engaging in business anywhere in the world that is similar to the Business and that is an Assumed Contract, including any Contract that contains non-competition, non- solicitation, or other similar provisions, (B) granting the other party “most favored nation” status in respect of purchases made thereby from, or purchases made by Seller or its Affiliates for, the Business and that is an Assumed Contract, or (C) granting the other party any exclusive rights to purchase products from or sell products to the Business and that are material to the Business; (viii) any Contract, other than a Contract with an employee of Seller or its Affiliates, that contemplates the payment of royalties, commissions, or other payments based on provision of services or sales of products, whether related to licensing or development of Intellectual Property Rights or otherwise; (ix) any Assumed Contract that requires pursuant to its terms the purchase of materials, supplies, equipment, services, or data [*]; and (x) any Contract to provide a guaranty, indemnification, reimbursement, contribution, assumption, or endorsement of, or any substantially similar commitment with respect to, the obligations, Liabilities, or Indebtedness of any other Person, except Contracts entered into in the Ordinary Course of Business. (b) Each Material Contract is a legal, valid and binding obligation of Seller or applicable Affiliate thereof party thereto and, to the Knowledge of Seller, each other party to such Material Contract, and is enforceable against Seller or applicable Affiliate thereof party thereto and, to the Knowledge of Seller, each other party to such Material Contract, in each case, subject to and in accordance with its terms, subject to Creditors’ Rights. None of the Seller, any Affiliate thereof or, to the Knowledge of Seller, any other party to any Material Contract is in material breach, default or violation of or under any of the Material Contracts, and no condition exists or event has occurred that (whether with or without notice or lapse of time or both) would constitute such a breach, default or violation by Seller, any of its Affiliates or, to the Knowledge of Seller, any other party thereto. (c) Seller has made available to Buyer true, complete and accurate copies of each Material Contract, or, to the extent such Material Contracts could not be disclosed in whole or in part as a result of any confidentiality or other legal restriction, Seller has made available to Buyer such portions of those Material Contracts as Seller has reasonably determined that it could disclose in accordance with applicable Law or such confidentiality restrictions. Taxes. (a) All income and other material Tax Returns required to have been filed on or prior to the Closing Date by Seller (or its Affiliates) have been or will be duly and timely filed (taking into account any extension of time to file granted or obtained). All income and other material Taxes owed by Seller and its Affiliates (whether or not shown as due on such Tax Returns) have been paid or will be timely paid. Except as set forth on Schedule 4.12(a), there are no Tax Liens on any of the Purchased Assets other than Liens for Taxes not yet due and owing.

31 (b) Seller (or one of its Affiliates) has properly withheld and deposited all material Taxes (and timely paid to the appropriate Taxing Authority) from its employees, independent contractors, customers and any other applicable payees. Seller (or one of its Affiliates) has prepared in all material respects and maintained in all material respects accurate Tax Records with respect to the Purchased Assets, and has timely filed all Tax Returns and Tax Records relating to such withheld Taxes that are required to be filed with a Taxing Authority. (c) Except as set forth on Schedule 4.12(c), there are no outstanding written requests, agreements, Consent or waivers of the applicable statutory period of limitations with respect to any Taxes relating to the Purchased Assets. Real Property. Neither Seller nor any Affiliate thereof owns, leases or otherwise occupies any real property used primarily in connection with the operation of the Business. Brokers. Except as set forth on Schedule 4.14, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Seller or any of its Affiliates in connection with any transaction contemplated by this Agreement or the Ancillary Agreements as a result of Contracts entered into by Seller or any such Affiliate. Purchased Assets. (a) Seller or one of its Affiliates has and will have immediately prior to the Closing, and upon the Closing (assuming receipt of all necessary Consents, Orders, registrations, declarations, notices, reports or other filings with, any Governmental Authority or other Persons) (i) will transfer to Buyer, good and marketable title to, or, in the case of Purchased Assets that are subject to a lease, license or other Contract right, valid and subsisting leasehold, license or Contract interests in, each of the Purchased Assets, (ii) in each case free and clear of all Liens, except for Permitted Liens. (b) The Purchased Assets other than Excluded Assets referred to in Section 2.02 constitute in all material respects all of the tangible and intangible assets (i) of the Seller and its Affiliates that are primarily related to the Business as operated immediately prior to the Closing and (ii) together with the services to be provided pursuant to the Ancillary Agreements (including the Transition Services Agreement and the Supply Agreement) and the services to be provided by Buyer and its Affiliates, are sufficient in all material respects for Buyer to conduct and operate the Business from and after the Closing Date in substantially the same manner as conducted by Seller and its Affiliates immediately prior to the Closing. All items of tangible personal property in the possession of Seller or its Affiliates and that are owned or leased by Seller or its Affiliates that are included in the Purchased Assets are in good operating condition, ordinary wear, tear, and customary scheduled maintenance excepted. Employee and Benefit Matters.

32 (a) Each Plan is and has been established, maintained and administered in all material respects in accordance with its express terms and with the requirements of ERISA, the Code and other applicable Law. (b) No Plan is (i) a multiemployer plan as defined in Section 3(37) of ERISA or has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063 of ERISA, (ii) subject to Section 4063 or 4064 of ERISA, (iii) subject to Section 412 of the Code, Section 430 of the Code or Title IV of ERISA, or (iv) provides for post-termination health or welfare benefits, except as required by ERISA Section 601 or other applicable Law. (c) If intended to be qualified within the meaning of Code Section 401(a), each Plan has received a favorable determination letter from the IRS, or is a pre-approved plan that is entitled to rely on a favorable opinion or advisory letter issued by the IRS to the pre-approved plan provider, as to its qualification, and to the Knowledge of Seller, nothing has occurred that would reasonably be expected to cause the loss of such qualification. (d) The Business could not reasonably constitute one-third or more of the “gross fair market value” (as defined in Treas. Reg. §1.280G-1) of the assets of the Seller and its Affiliates taken as a whole for purposes of Section 280G of the Code and, therefore, Section 280G is not applicable to the transactions contemplated by this Agreement. (e) Neither Seller nor any of its Affiliates is a party to any collective bargaining agreement in respect of the Business, nor, to the Knowledge of Seller, are there any activities or proceedings of any labor union to organize any Business Employees. There are no material strikes, work stoppages, slowdowns, lockouts, unfair labor practice charges/claims/suits, arbitrations or grievances, or other material labor disputes, pending or threatened against or involving any Business Employees or the Business. (f) With respect to each Business Employee, Seller and its Affiliates are currently in compliance with, and since January 1, 2016 have been in compliance with, all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of Taxes. Insurance. (a) There are no insurance policies maintained exclusively by and for the benefit of the Business. (b) Seller has not received any written notice of pending or threatened termination of any insurance policy maintained by Seller or any of its Affiliates under which the Business is entitled to any benefit (collectively, the “Seller Insurance Policies”) as it relates to the Business and/or the Purchased Assets, and Seller and its Affiliates are in compliance in all material respects with all terms and conditions contained therein. (c) There are no material claims, accidents, exposures, occurrences or disputes relating to the Business and/or the Purchased Assets covered by the Seller Insurance Policies that

33 Seller or any of its Affiliates have failed to tender for coverage under such Seller Insurance Policies. FCPA, Sanctions and Export Controls. (a) Since January 1, 2018, neither Seller or any Affiliate thereof nor, to the Knowledge of Seller, any director, officer or employee of Seller or any of its Affiliates that is engaged in the Business (such Persons the “Covered Persons”) has, with respect to the Business, (i) taken or authorized any action that violates any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable Law passed pursuant to the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or any other applicable anti-corruption or anti-bribery Law (collectively, the “Anti-Corruption Laws”), or (ii) received any notice, request or citation or been made aware of any allegation, investigation, inquiry, action, charge or other Proceeding with regard to a potential violation by any Covered Person of any Anti-Corruption Law. (b) Seller, its Affiliates, and to the Knowledge of the Seller, the Covered Persons, are, and since January 1, 2018have been, in respect of the Business, in compliance in all material respects with all Laws administered by OFAC or any other Governmental Authority imposing economic sanctions and trade embargoes against designated Persons. (c) Seller, its Affiliates, and, to the Knowledge of the Seller, the Covered Persons are, and since January 1, 2018have been, in compliance in all material respects with all Export Control Laws and anti-money laundering laws, in each case applicable to the Business. No action by or before any Governmental Authority involving Seller, any Affiliate thereof or any Covered Person in respect of the Business with respect to Export Control Laws or anti-money laundering laws is pending or, to the Knowledge of Seller, threatened in writing. Material Customer and Material Suppliers. Schedule 4.19 contains a true and complete list of the Material Customers and Material Suppliers. Since January 1, 2019, neither Seller nor any Affiliate thereof has received written notice that any of the Material Customers or Material Suppliers intends to cease purchasing from, contracting with, selling to or dealing with the Business in a manner that is not materially consistent with the purchasing, contracting, selling or dealing with the Business in 2020, subject to ordinary course fluctuations in purchases and sales reflecting the then-current business environment and any changes to any such purchases, contracting selling or dealing arising as a result of COVID-19. Transactions with Related Parties. Except for the Ancillary Agreements or as set forth on Schedule 4.20, there is presently no transaction or Contract between or among Seller and its Affiliates, on the one hand, and the Business, on the other hand. Privacy and Data Security. (a) In connection with its collection, access, disclosure, storage, transfer, and/or use of any personally identifiable information from any individuals, the Business complies with, and since January 1, 2019 has complied with, (i) all applicable Laws pertaining to data protection, data privacy, data security, cybersecurity, and cross-border data transfer, in all relevant jurisdictions and (ii) Seller’s and its Affiliates’ privacy policies and notices with respect to the

34 Business, other than any non-compliance that would not, individually or in the aggregate, be adverse in any material respect to the Business. (b) Since January 1, 2019, to the Knowledge of Seller, there has been no security breach, unauthorized access, use, modification, or disclosure, or other adverse incident related to personally identifiable information relating to the Business, that would require notification of individuals, other affected parties or any Governmental Authority. (c) Seller and its Affiliates have in effect policies and procedures, as it relates to the Business, that are reasonable for the industry in which the Business participates and that are designed to protect (i) the confidentiality, integrity, and availability of the software, systems, and websites that are involved in the collection and/or processing of personally identifiable information in connection with the Business and (ii) personally identifiable information in the possession and/or control of Seller and its Affiliates in connection with the Business from unauthorized use, access, disclosure, and modification. Inventory. The Finished Goods Inventory manufactured since January 1, 2019 has been manufactured in accordance with the applicable specifications therefor and good manufacturing practices in all material respects. The Finished Goods Inventory, while in possession of Seller or its Affiliates, has been stored and handled in conformity with the applicable specifications for the Products in all material respects. Since January 1, 2019 through the date of this Agreement, there are no existing or, to the Knowledge of Seller, threatened, product liability, warranty or other similar claims alleging that any Product is defective or fails to meet any product warranties. Limitation of Representations and Warranties. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY SELLER IN THIS ARTICLE IV AND THE ANCILLARY AGREEMENTS, NONE OF SELLER, ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES OR REPRESENTATIVES MAKE OR HAVE MADE ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IN RESPECT OF THE BUSINESS, ANY OF THE PURCHASED ASSETS OR ASSUMED LIABILITIES, THE OPERATION OF THE BUSINESS BEFORE OR AFTER THE CLOSING, THE PROBABLE SUCCESS OR PROFITABILITY OF THE BUSINESS AFTER THE CLOSING, ANY FINANCIAL PROJECTION OR FORECAST RELATING TO SELLER, ANY OF ITS AFFILIATES OR THE BUSINESS. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY SELLER IN THIS ARTICLE IV OR IN THE ANCILLARY AGREEMENTS, ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESSED OR IMPLIED, ARE EXPRESSLY DISCLAIMED BY SELLER. ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER Except as set forth on the Disclosure Schedule, and subject to the terms set forth in Section 12.07 of this Agreement, Buyer hereby represents and warrants to Seller as follows:

35 Formation and Qualification of Buyer. Buyer is a corporation duly incorporated, validly existing and, to the extent legally applicable, in good standing under the Laws of its jurisdiction of formation or organization and has the requisite power and authority to operate its business as now conducted. Buyer is duly qualified as a foreign corporation or other organization to do business, and, to the extent legally applicable, is in good standing, in each jurisdiction in which the character of its owned, operated or leased properties or the nature of its activities with respect to its business makes such qualification necessary, except for jurisdictions in which the failure to be so qualified or in good standing would not have materially impair or delay the ability of Buyer or its Affiliates to consummate the transactions contemplated by this Agreement and the Ancillary Agreements to which it is a party or otherwise perform its obligations hereunder and thereunder. Authority; Enforceability. Each of Buyer and its Affiliates has the requisite power to execute, deliver and perform its obligations under this Agreement and the Ancillary Agreements (including the consummation of the transactions contemplated hereby and thereby) to which it is or will be a party. The execution, delivery and performance by each of Buyer and its Affiliates of this Agreement and the Ancillary Agreements (including the consummation of the transactions contemplated hereby and thereby) to which it is or will be a party have been duly authorized by all requisite entity action on the part of Buyer and/or its Affiliates, as applicable. This Agreement has been duly executed and delivered by Buyer. Each Ancillary Agreement has been (or will be) duly executed and delivered by Buyer and/or its Affiliates, as applicable. Assuming due authorization, execution and delivery thereof by Seller, this Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against Seller in accordance with its terms, subject to the Creditors’ Rights. Assuming due authorization, execution and delivery thereof by Seller and any other parties thereto, and upon execution and delivery thereof, the Ancillary Agreements to which Buyer and/or its Affiliates is or will be a party will constitute, legal, valid and binding obligations of Buyer or the applicable Affiliate thereof, enforceable against Buyer and/or its Affiliates, as applicable, in accordance with their respective terms, subject to Creditors’ Rights. No Conflicts. Provided that all Consents listed on Schedule 5.04 have been obtained, the execution, delivery and performance by Buyer and/or its Affiliates, as applicable, of this Agreement and the Ancillary Agreements do not and will not: (a) violate or conflict with the Governing Documents of Buyer or any such Affiliate thereof; (b) violate or conflict with any Law or Order applicable to Buyer or any such Affiliate thereof; or (c) result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give to any Person any right to terminate, amend or accelerate any right or obligation under any Contract to which Buyer or any Affiliate thereof is a party or otherwise bound, except (in the case of clauses (b) and (c) immediately above) for any such violations, conflicts, breaches, defaults or rights as would not materially impair or delay the ability of Buyer and its Affiliates to consummate the transactions contemplated by this Agreement and the Ancillary Agreements to which it is a party or otherwise perform its obligations hereunder and thereunder. Consents and Approvals. The execution, delivery and performance by Buyer and/or its Affiliates, as applicable, of this Agreement and the Ancillary Agreements to which Buyer and/or its Affiliates, as applicable, is a party do not and will not require any Consent or waiver from, or any material filing with or notification to, any Governmental Authority or other

36 Person by Buyer or any such Affiliate thereof, except the filing, or receipt of, any Consents, waivers or notices listed on Schedule 5.04. Absence of Restraints; Compliance with Laws. (a) No facts or circumstances exist that would impair or delay the ability of Buyer or its Affiliates to consummate the transactions contemplated by this Agreement and the Ancillary Agreements to which it is a party or otherwise perform its obligations under this Agreement and the Ancillary Agreements to which it is a party. (b) Neither Buyer nor any Affiliate thereof is in violation of any Laws or Orders applicable to the conduct of their respective businesses, except for violations the existence of which would not materially impair or delay the ability of Buyer or its Affiliates to consummate the transactions contemplated by this Agreement and the Ancillary Agreements to which it is a party or otherwise perform its obligations hereunder and thereunder. (c) There are no Proceedings pending or, to the knowledge of Buyer, threatened, against or involving Buyer or any Affiliate thereof that would materially impair or delay the ability of Buyer or its Affiliates to consummate the transactions contemplated by this Agreement and the Ancillary Agreements to which it is a party or otherwise perform its obligations hereunder and thereunder. Sufficiency of Funds. Buyer has sufficient capital, and on the Closing Date, and on the date the Adjustment Amount becomes due pursuant to Section 3.06 (if applicable), Buyer will have sufficient funds, to make the payments required pursuant to Article III and to consummate the transactions contemplated by this Agreement and the Ancillary Agreements. Buyer acknowledges that its obligations set forth in this Agreement are not contingent or conditioned upon any Person’s ability to obtain or have at the Closing sufficient funds necessary to make the payments required pursuant to Article III or for Buyer to consummate the transactions contemplated by this Agreement and the Ancillary Agreements. Brokers. Other than Sawaya Partners, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Buyer or any of Buyer’s Affiliates in connection with any transaction contemplated by this Agreement and/or the Ancillary Agreements as a result of Contracts entered into by Buyer or any such Affiliate. Solvency. Assuming the accuracy of the representations and warranties in Article IV, immediately after giving effect to the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements (including any financings being entered into in connection therewith) and taking into account all obligations of Buyer pursuant to this Agreement and the Ancillary Agreements to which it is a party: (a) the fair saleable value of the assets of Buyer and any of its Affiliates acquiring any of the Purchased Assets will be greater than the total amount of their respective Liabilities; (b) Buyer and its Affiliates will be solvent and able to pay their respective debts and obligations in the Ordinary Course of Business as they become due; (c) no transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement and the Ancillary Agreements with the intent to hinder, delay or defraud either present or future creditors of any of Buyer or its Affiliates in

37 connection with the transactions contemplated by this Agreement and/or the Ancillary Agreements; and (d) Buyer and its Affiliates will have adequate capital to carry on their respective businesses and all businesses in which they are about to engage. Independent Investigation. Buyer has conducted a review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Business, the Purchased Assets and the Assumed Liabilities. BUYER HEREBY ACKNOWLEDGES THAT NEITHER SELLER, ITS AFFILIATES NOR ANY OTHER PERSON IS MAKING ANY REPRESENTATION OR WARRANTY OTHER THAN THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE IV AND THE ANCILLARY AGREEMENTS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER HEREBY ACKNOWLEDGES THAT, EXCEPT TO THE EXTENT EXPRESSLY SET FORTH IN ARTICLE IV OR THE ANCILLARY AGREEMENTS, NEITHER SELLER, ITS AFFILIATES NOR ANY OTHER PERSON IS MAKING ANY REPRESENTATION OR WARRANTY IN RESPECT OF THE BUSINESS, ANY OF THE PURCHASED ASSETS OR ASSUMED LIABILITIES, THE OPERATION OF THE BUSINESS BY BUYER AFTER THE CLOSING, THE PROBABLE SUCCESS OR PROFITABILITY OF THE BUSINESS AFTER THE CLOSING, ANY FINANCIAL PROJECTION OR FORECAST RELATING TO SELLER, ANY OF ITS AFFILIATES OR THE BUSINESS WHETHER PURSUANT TO ANY PRESENTATION MADE BY OR ON BEHALF OF SELLER, ITS AFFILIATES OR THE BUSINESS, PURSUANT TO ANY ELECTRONIC OR PHYSICAL DELIVERY OF DOCUMENTATION OR OTHER INFORMATION, OR OTHERWISE, TO BUYER OR ITS AFFILIATES AND THEIR RESPECTIVE REPRESENTATIVES, OR AS TO ANY OTHER MATTER OR THING, AND BUYER EXPRESSLY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY. THE BUYER ACKNOWLEDGES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF THE SELLER EXPRESSLY SET FORTH IN ARTICLE IV, THE BUYER TAKES THE BUSINESS, THE PURCHASED ASSETS AND THE ASSUMED LIABILITIES “AS IS” “WHERE IS” AND “WITH ALL FAULTS”. ARTICLE VI ADDITIONAL AGREEMENTS Access. (a) From the date of this Agreement through the Closing or the earlier termination of this Agreement in accordance with Article XI (the “Interim Period”), upon reasonable prior notice, Seller will, and will cause its Affiliates to, (i) afford the Representatives of Buyer reasonable access, during normal business hours, to the properties, books and records of the Business and (ii) furnish to the Representatives of Buyer such additional financial and operating data and other information regarding the Business as Buyer or its Representatives may from time to time reasonably request for purposes of consummating the transactions contemplated by this Agreement and the Ancillary Agreements and preparing to operate the Business following the Closing but only so long as such additional financial and operating data is prepared by Seller or its Affiliates in the Ordinary Course of Business and is therefore in their possession or control, in each case, at the sole cost and expense of Buyer; provided that Buyer will indemnify and hold harmless Seller and each Affiliate thereof from any and all Losses incurred with respect to

38 (A) Seller, its Affiliates or their respective property, or Representatives that is caused by Buyer’s or its Representatives’ access to any information or properties as contemplated hereby or (B) any injury to any of Buyer’s Representatives that occurs on the property of such Seller or its Affiliates, in each case, in connection with Buyer’s exercise of its rights pursuant to this Section 6.01(a). (b) Notwithstanding anything in this Agreement to the contrary: (i) (A) in no event will Seller or its Affiliates be obligated to provide any (1) access or information in violation of any applicable Law, (2) information with respect to bids, the identity of any bidder, confidentiality or non-disclosure agreements, letters of intent, expressions of interest or other proposals received in connection with transactions comparable to those contemplated by this Agreement or any information or analysis relating to any such communications (“Sales Process Information”), (3) information the disclosure of which would reasonably be expected to jeopardize any applicable privilege (including attorney-client privilege) available to Seller or its Affiliates relating to such information, (4) information the disclosure of which would cause Seller or its Affiliates to breach a confidentiality obligation to which it is bound, or (5) Tax Returns of Seller or its Affiliates, and (B) the access to information contemplated by Section 6.01 (a) will not unreasonably interfere with any of the businesses, personnel or operations of Seller or its Affiliates or the Business; (ii) the auditors and accountants of Seller or its Affiliates or the Business will not be obligated to make any work papers available to any Person except in accordance with such auditors’ and accountants’ normal disclosure procedures, and then only after such Person has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or accountants; (iii) Buyer and its Representatives will have no right to perform or cause to be performed any invasive or subsurface investigations of the properties of the Business, including any sampling or testing of the air, soil, surface water, groundwater, building materials or other environmental media; (iv) from the date of this Agreement through the Closing, without the prior written consent of Seller (which consent shall not be unreasonably withheld, conditioned or delayed), neither Buyer nor any of its Representatives will contact any employees of, suppliers to, or customers of, Seller or its Affiliates in respect of the Business in connection with or with respect to this Agreement, any Ancillary Agreement or any transaction contemplated hereby or thereby, or to otherwise discuss the business or operations of the Business; (v) neither Seller nor its Affiliates will be required to disclose, or cause or seek to cause the disclosure of, to Buyer or its Affiliates or Representatives (or provide access to any properties, books or records of Seller or its Affiliates that would reasonably be expected to result in the disclosure to such Persons or others of) any competitively sensitive information or any confidential information relating to trade secrets or technology, processes, trademark, trade name, service mark or copyright applications or product development, or pricing and marketing plans, nor will Seller or its Affiliates be

39 required to permit or cause or seek to cause others to permit Buyer or its Affiliates or Representatives to have access to or to copy or remove from the properties of Seller or its Affiliates any documents, drawings or other materials that might reveal any such confidential information; and (vi) if the Parties (or their Affiliates) are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records contemplated by this Section 6.01 will be instead subject to applicable rules relating to discovery. (c) If so requested by Seller, Buyer will enter into a customary joint defense agreement or common interest agreement with one or more of Seller or its Affiliates with respect to any information provided to Buyer, or to which Buyer gains access, pursuant to this Section 6.01 or otherwise. Ordinary Conduct. During the Interim Period, except (w) with the prior written consent of Buyer (which shall not be unreasonably conditioned, withheld or delayed), (x) as expressly contemplated or required by this Agreement and the Ancillary Agreements, (y) for the matters set forth on Schedule 6.02, or (z) as required by applicable Law (including any COVID- 19 Measures): (a) Seller shall, and shall cause its Affiliates to use commercially reasonable efforts to (i) conduct the Business in the Ordinary Course of Business, (ii) maintain and preserve intact the current operations of the Business and the rights, franchises, goodwill, and relations of the Business’s customers, lenders, suppliers, vendors, regulators, and others having business relationships with the Business, (iii) manage the Finished Goods Inventory in the Ordinary Course of Business and (iv) [*] for advertising, marketing and similar expenditures related to the Products. (b) Seller shall not, and shall cause its Affiliate to not, do any of the following with respect to the Business without the prior written consent of Buyer (which shall not be unreasonably conditioned, withheld or delayed): (i) terminate the employment of any Business Employee other than for misconduct or other acts constituting, in Seller’s sole discretion, good cause; (ii) grant any Lien on any Purchased Asset (other than granting a Permitted Lien on any such Purchased Asset), unless any such Lien will be released at or before the Closing; (iii) other than in the Ordinary Course of Business, enter into any transactions or Contracts with Seller or any Affiliate thereof that would be binding on the Business after the Closing or that otherwise constitutes an Assumed Liability; (iv) make, change or revoke any material Tax election in respect of the Business unless required by GAAP or any other applicable Law or that are effected generally by Seller and their Affiliates in the applicable jurisdiction in question; (v) amend, terminate, renew or cancel any Material Contract in effect on the date hereof (excluding any such Material Contract that terminated in accordance

40 with its terms), or enter into any new Contract that would constitute a Material Contract if in effect on the date hereof, in each case other than in the Ordinary Course of Business; (vi) transfer, abandon, dedicate to the public, fail to maintain, or allow to lapse or otherwise dispose of Transferred Owned Intellectual Property Rights, other than in the Ordinary Course of Business; (vii) waive, modify, release, or assign any material rights or claims under any Assumed Contract or Purchased Permit; (viii) settle, or compromise any Proceeding by or against Seller or any of its Affiliates if such settlement or compromise contains any non-monetary obligations affecting the Business or the Purchased Assets; (ix) sell, assign, license, or transfer any of its material assets, except for sales in the Ordinary Course of Business; (x) change any artwork on any Product, other than in the Ordinary Course of Business; or (xi) enter into any legally binding commitment with respect to any of the foregoing prohibited actions. (c) Notwithstanding anything to the contrary contained in this Agreement (including Section 6.02(b)), Buyer acknowledges on behalf of itself and its Affiliates and its and their Representatives that the operation of the Business will remain in the dominion and control of Seller and its Affiliates until the Closing and that nothing contained in this Agreement will give the Buyer, directly or indirectly, the right to control or direct the Business prior to the Closing. Confidentiality. Buyer acknowledges that information provided to it in connection with this Agreement, including information provided under Section 6.01, is subject to the Confidentiality Agreement, and the terms of the Confidentiality Agreement are hereby incorporated into this Agreement by reference and will continue in full force and effect (and all obligations thereunder will be binding upon Buyer, its Representatives and any other parties subject thereto) until the Closing, at which time the obligations under the Confidentiality Agreement will terminate with respect to Evaluation Material (as defined in the Confidentiality Agreement) relating to [*](for the avoidance of doubt, obligations with respect to Evaluation Material concerning Seller or its Affiliates (other than the Business, the Purchased Assets and the Assumed Liabilities) or their respective businesses, any Excluded Asset or any Excluded Liability will survive the Closing). If for any reason the Closing does not occur and this Agreement is terminated, the Confidentiality Agreement will continue in full force and effect in accordance with its terms; provided that the term of the Confidentiality Agreement will be deemed to be amended so that the term extends until the date that is two years from the date of termination of this Agreement. For the avoidance of doubt, the provisions in the Confidentiality Agreement which by their terms survive the termination of the Confidentiality Agreement will continue in full force and effect in accordance with their terms.

41 Insurance. Seller will use commercially reasonable efforts to maintain, or cause the applicable Affiliate thereof to maintain, in effect through the Closing Date, insurance, fidelity bonds and surety bonds relating to the Business that is not materially less advantageous to the Business when compared to the insurance that is in effect as of the date hereof in respect of the Business. With respect to occurrences, acts, omissions, claims, or circumstances prior to the Closing relating to the Business that are covered by Seller’s and its Affiliates’ occurrence-based insurance policies or other insurance policies to which Seller and its Affiliates may have access (the “Retained Seller Insurance Policies”), following the Closing, Buyer may submit to the Seller and Seller will, on behalf of the Business, use (and cause its Affiliates to use) commercially reasonable efforts to make claims or otherwise exercise rights under such Retained Seller Insurance Policies subject to the terms and conditions of such Retained Seller Insurance Policies (or any contractual rights or obligations relating thereto) and pay to Buyer the amounts actually received by the Seller or any Affiliate thereof in respect of such claims under such Retained Seller Insurance Policies, to the extent such coverage and limits are available under such policies and programs less any out-of-pocket expenses incurred in connection therewith, it being agreed that (a) no such payments will be made in respect of any self-insurance provided by Seller or any Affiliate thereof (or any other Person that holds any such Retained Seller Insurance Policy) or in respect of any deductibles or retention included in or that apply to any such Retained Seller Insurance Policy, and (b) in no event will Seller or any Affiliate thereof be required to commence, or threaten to commence, any Proceeding in connection with the foregoing; provided, however, that Buyer will indemnify Seller and its Affiliates, and pay, and, if requested advance, to them the amount of any reasonable and documented out-of-pocket fees and expenses and other Losses (as well as any increased insurance premiums) incurred by the Seller and its Affiliates or other relevant Persons in connection with or as a result of the making of any such claims or otherwise complying with the terms set forth in this Section 6.04. Acquisition Proposals. Until the earlier of the Closing or the termination of this Agreement in accordance with its terms, Seller shall not, and shall cause each of its Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage, or take any action to solicit, initiate or knowingly encourage the making of any submission, proposal or offer that constitutes or that would reasonably be expected to lead to, an Acquisition Proposal, (ii) enter into, participate in, maintain or continue any discussions or negotiations relating to, any Acquisition Proposal with any Person other than Buyer or any of its Affiliates or its or their respective Representatives, (iii) furnish to any Person other than Buyer or any of its Affiliates or its or their respective Representatives any information that Seller believes or should reasonably know would be used for the purposes of formulating any inquiry, expression of interest, proposal or offer relating to an Acquisition Proposal, or take any other action regarding any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal or (iv) accept any Acquisition Proposal or enter into any agreement, arrangement or understanding providing for the consummation of any transaction contemplated by any Acquisition Proposal or otherwise relating to any Acquisition Proposal. Seller shall, and shall cause each of its Representatives to, (i) immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Persons conducted prior to or on the date hereof with respect to any Acquisition Proposal, and (ii) promptly request the return or destruction of all confidential information provided to any other Person pursuant to a confidentiality agreement or otherwise in connection with any such discussions, negotiations or other activities.

42 Misallocations; Reimbursement. In the event that at any time or from time to time following the Closing, (a) Buyer or its Affiliates receives or otherwise possesses any Excluded Asset, or any mail or package addressed to or intended for Seller or any of its Affiliates not relating to the Purchased Assets or the Assumed Liabilities, Buyer shall promptly transfer, or cause its applicable Affiliate to transfer, such Excluded Asset, mail or package to Seller or its designee or (b) Seller or any of its Affiliates receives or otherwise possesses any Purchased Asset, or any mail or package addressed to or intended for Buyer or any of its Affiliates not relating to the Excluded Assets or the Excluded Liabilities, Seller shall promptly transfer, or cause its applicable Affiliate to transfer, such Purchased Asset, mail or package to Buyer or its designee. Each Party shall cooperate with the other Party and use its commercially reasonable efforts to set up procedures and notifications as are reasonably necessary or advisable to effectuate the transfers contemplated by this Section 6.06. The Party whose Purchased Asset or Excluded Asset, mail or package, as applicable, was misallocated, shall promptly reimburse the other Party (and/or its applicable Affiliate(s)) for any reasonable and documented out-of-pocket costs or expenses reasonably incurred by the Party who received or retained such misallocated assets (or such Affiliate(s)) in connection with actions taken in compliance with this Section 6.06. To the extent that Seller or its Affiliates pays an Assumed Liability following the Closing Date, Buyer shall reimburse Seller or the applicable Affiliate thereof for any amount so paid reasonably promptly following a request from Seller, accompanied by reasonable documentation, for payment. To the extent that Buyer or its Affiliates pays an Excluded Liability of Seller or its Affiliates following the Closing Date, Seller shall reimburse Buyer for any amount so paid reasonably promptly following a request from Buyer, accompanied by reasonable documentation, for payment. The Parties may not assert any set off, hold back, escrow or other restriction against any property described in this Section 6.06. Cooperation; Further Assurances. (a) Subject to the terms and conditions of this Agreement (including the terms set forth in the proviso to the immediately following sentence), Buyer and Seller shall use their commercially reasonable efforts to take, or cause their respective Affiliates and Representatives to take, all actions, and to do, or cause to be done, all things reasonably necessary, proper or desirable, or advisable under applicable Law to satisfy as promptly as practicable all conditions to Closing set forth in this Agreement that are within such Party’s (or the Affiliates or Representatives thereof) control so as to permit the consummation of the transactions contemplated hereby as promptly as practicable and shall cooperate fully with each other (and cause their Affiliates and Representatives to cooperate fully with each other) to that end. Seller and Buyer will each use, and cause their respective Affiliate and Representatives to use, their respective commercially reasonable efforts to obtain Consent of all third parties necessary to consummate the transactions contemplated by this Agreement and the Ancillary Agreements; provided, however, neither Seller nor any of its Affiliates shall be required to expend any material money, incur any loss or detriment, threaten or commence any Proceeding or offer or grant any accommodation (financial or otherwise) to any such third party to obtain any such Consent. (b) From time to time after the Closing, but subject to the proviso in the preceding sub-clause (a) and subject to the provisions of Section 6.09, which, in the event of a conflict between this Section 6.07(b) and the provisions of such section, such provision(s) shall prevail, as and when requested by a Party, the other Party shall use commercially reasonable efforts

43 to execute and deliver, or cause to be executed and delivered, all such documents and instruments, and take, or cause to be taken, all such further or other actions, as such requesting Party may reasonably deem necessary or desirable to give full effect to this Agreement, including filing and recording all assignments and other documents with all Governmental Authorities, all without further consideration other than reimbursement by the requesting Party to the requested Party of reasonable out-of-pocket expenses incurred in connection therewith (subject to the receipt of reasonable documentation in respect thereof). Publicity. Effective from the date of this Agreement, no public release or public announcement concerning this Agreement or the transactions contemplated hereby shall be issued by Seller, on the one hand, or Buyer, on the other hand (or any of their respective Affiliates), on or prior to the Closing Date without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed). The Parties will consult with each other as to the form and substance of any such public disclosures and seek to agree regarding the form and substance of such disclosures. Notwithstanding the foregoing, nothing contained herein will prohibit either Party (or their respective Affiliates) from (a) making a public release or public announcement as may be required by applicable Law or by applicable rules of any stock exchange or quotation system on which such Party or its Affiliates lists or trades securities, in which case the Party required to make the release or announcement shall, if practicable under the circumstances, allow the other Party reasonable time to comment on such release or announcement in advance of such issuance, or (b) filing any documents or pleadings in any Proceeding between or among the Parties or Affiliates thereof in respect of this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby. Regulatory and Other Authorizations; Consents. (a) Each of Seller and Buyer will exercise reasonable best efforts to, and will cause its Affiliates to exercise reasonable best efforts to, take any and all reasonable actions necessary to make all required filings with Governmental Authorities within ten (10) Business Days of the date of this Agreement and promptly obtain all Consents, Permits and Orders of all Governmental Authorities that may be, or become, necessary for the execution and delivery of, and performance of its obligations pursuant to, this Agreement and the Ancillary Agreements (including the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements) (collectively, the “Government Approvals”) and as is otherwise necessary to obtain such Government Approvals; including, with respect to Buyer or its Affiliates, using reasonable best efforts to avoid the entry of, or effecting the dissolution of, any permanent, preliminary or temporary Order, that would otherwise have the effect of preventing or materially delaying the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements; provided, however, that notwithstanding any other obligation in this Agreement, Buyer and its Affiliates shall not be required to (A) commit to, or effect, by consent decree, hold separate order or otherwise, the sale, divestiture, transfer, license, disposition, or hold separate (through the establishment of a trust or otherwise) of such assets, properties, or businesses of Buyer or its Affiliates or of the Purchased Assets to be acquired pursuant to this Agreement as are required to be divested in order to avoid the entry of any decree, judgment, injunction (permanent or preliminary), or any other order that would make the transactions contemplated by this Agreement and the Ancillary Agreements unlawful or would otherwise materially delay or prevent the consummation of the transactions contemplated by this Agreement and the Ancillary

44 Agreements, (B) terminate, modify, or assign existing relationships, Contracts, or obligations of Buyer or its Affiliates or, following the Closing, those relating to any Purchased Assets or the Business, (C) change or modify in any manner which is material and adverse to Buyer or its Affiliates any course of conduct regarding future operations of Buyer or its Affiliates or, following the Closing, the Purchased Assets or the Business, or (E) otherwise take or commit to take any other action which is material and adverse to Buyer or its Affiliates that would limit Buyer’s or its Affiliates’ freedom of action with respect to, or their ability to retain, one or more of their respective operations, divisions, businesses, product lines, customers, assets or rights or interests, or following the Closing, their freedom of action with respect to the Purchased Assets or the Business (including, and for the avoidance of doubt, any sale, divestiture, transfer, license, or disposition whatsoever, or holding separate of any operations, divisions, businesses, product lines, customers, assets or rights or interests whatsoever). (b) [*] fees or make other payments required by applicable Law to any Governmental Authority in order to obtain any such Government Approvals, Consents, Orders or approvals, including all filing fees (including the filing fee under the HSR Act). (c) Buyer will not, and will not permit any of its Affiliates to, take any action (including acquiring or agreeing to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any Person or portion thereof, or otherwise acquiring or agreeing to acquire any assets) that would reasonably be expected to have the effect of (i) delaying, impairing or impeding the receipt of, or increasing the risk of not receiving, any required Government Approval or the issuance, reissuance or transfer of any Permit necessary in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, (ii) delaying, impairing or impeding the expiration of any applicable waiting period with respect to a Government Approval (and will not, without the prior consent of Seller, withdraw or refile any filing or restart the waiting period on any Governmental Authority’s review, or enter into a timing agreement with a Governmental Authority), (iii) increasing the risk of any Governmental Authority entering an Order prohibiting or delaying the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements or (iv) otherwise delaying the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements. (d) Each Party will promptly notify the other Parties of any material oral or written communication it or any of its Representatives receives from any Governmental Authority relating to the matters that are the subject of this Section 6.09 or this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby, permit the other Parties and their respective Representatives to review in advance any communication relating to such matters proposed to be made by such Party to any Governmental Authority and provide the other Parties with copies of all substantive correspondence, filings or other communications between them or any of their Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, relating to such matters; provided that materials proposed to be submitted in response to any such Governmental Authority communication may be redacted (i) to remove references concerning the valuation of the Business; (ii) as necessary to comply with Contractual arrangements or applicable Law; and (iii) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns. No Party will agree to (or allow any Affiliate thereof to) participate in any meeting or discussion with any Governmental Authority in respect of any

45 such filings, investigation or other inquiry unless it consults with the other Parties in advance and, to the extent permitted by such Governmental Authority, gives the other Parties the opportunity to attend and participate at such meeting. Subject to the Confidentiality Agreement and to the applicable terms of this Agreement, the Parties will, and will cause their Affiliates to, coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other Parties may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods if available under applicable Law. Nothing in this Section 6.09(d) will be applicable to Tax matters or to any interactions or obligations with respect to any Governmental Authority to the extent not so permitted by such Governmental Authority. Termination of Intra-Group Arrangements. Effective as of the Closing, the Contracts or arrangements between or among Seller and its Affiliates, on the one hand, and the portion of the Business that is represented by the Purchased Assets and the Assumed Liabilities, on the other hand, that are set forth on Schedule 4.20 shall terminate and cease to be of any further force or effect. R&W Insurance Policy. (a) On or prior to the Closing, Buyer will pay or cause to be paid, all costs and expenses related to the R&W Insurance Policy, including the total premium, underwriting costs, brokerage commission, due diligence fees, Taxes related to such policy and other fees and expenses of such policy and take all steps and do all other actions that may be reasonably required in order to ensure that the R&W Insurance Policy is issued on or before the Closing Date. Buyer covenants and agrees to not cancel, redeem, amend or take any action that would adversely affect the terms and conditions of the R&W Insurance Policy, included as related to Seller. Buyer and its Affiliates will not novate or otherwise assign its rights under such R&W Insurance Policy (or do anything which has a similar effect); provided, however, that Buyer will have the right to assign its rights under such R&W Insurance Policy, in whole or in part, at any time to any Affiliate of Buyer or to any successor to Buyer, whether by way of merger, consolidation, reorganization, sale of assets or otherwise, or to any lender of Buyer or its Affiliates as collateral security, so long as such assignment does not adversely impact any Seller or any of its Affiliates. Notwithstanding the foregoing or anything to the contrary contained herein, nothing contained herein will effect Seller’s obligations (and Buyer’s rights) in respect of any Excluded Liability. Notwithstanding the foregoing or anything to the contrary contained herein, neither Seller nor any Affiliate thereof will have any liability to Buyer for a breach of any representation or warranty following the Closing and, in all events, Buyer’s sole recourse regarding a breach of any representation or warranty will be to the R&W Insurance Policy other than any recourse Buyer may have against Seller in connection with Seller’s Fraud, provided that nothing contained herein will effect Seller’s obligations (and Buyer’s rights) in respect of any Excluded Liability. (b) At Buyer’s request and at Buyer’s sole cost and expense, Seller and its Affiliates will use commercially reasonable efforts to cooperate with Buyer and its Affiliates in any efforts to obtain the R&W Insurance Policy; provided that, for the avoidance of doubt, Seller and its Affiliates will not be required to take any action, or deliver any information, if Seller or any Affiliate thereof is permitted in accordance with the other terms of this Agreement to not take such action or deliver such information directly with (or to) Buyer, and in no event will Seller or any Affiliate thereof be required to be make any accommodation, incur any material expenses or

46 fees or modify or amend any of the terms of this Agreement or the Ancillary Agreements in connection with the foregoing. For the avoidance of doubt, the obtaining of the R&W Insurance Policy is not a condition to Buyer’s obligation to consummate the transactions contemplated hereby, and Buyer will therefore be required to proceed and consummate the transactions contemplated hereby irrespective of whether it or any Affiliate thereof obtains the R&W Insurance Policy. Bulk Transfer Laws. Each of Buyer and Seller hereby waives compliance by the other Party (and its Affiliates) with any applicable bulk sale or bulk transfer Laws of any jurisdiction in connection with the sale of the Purchased Assets to, and assumption of the Assumed Liabilities by, Buyer. Retained Names and Marks. Buyer hereby acknowledges that all right, title and interest in and to the name, “Akorn”, together with all variations and acronyms thereof and all trademarks, service marks, Internet domain names, trade names, trade dress, company names and other identifiers of source or goodwill containing, incorporating or associated with any of the foregoing (collectively, “Retained Names and Marks”) are owned exclusively by Seller or its Affiliates, and, subject to and without limiting the terms of the Transition Services Agreement, that any and all right of the Business to use the Retained Names and Marks shall terminate as of the Closing Date and shall immediately revert to Seller or the applicable Affiliate thereof, along with any and all goodwill associated therewith. Buyer further acknowledges that it has no rights, and is not acquiring any rights, to use the Retained Names and Marks and shall not use any of the foregoing other than as expressly permitted by the Transition Services Agreement. Preservation of Books and Records. Seller and its Affiliates shall have the right to retain copies of all books and records of the Business relating to periods ending on or prior to the Closing Date. Buyer agrees that it shall preserve and keep, or cause to be preserved and kept, all books and records received by Buyer or any of its Affiliate from Seller or any of its Affiliate in connection with this Agreement and the Ancillary Agreements (“Acquired Records”) in the possession of Buyer or its Affiliates for the longer of (a) any applicable statute of limitations and (b) a period of six (6) years from the Closing Date. Access to Information After Closing. During the period during which Buyer is required to preserve Acquired Records pursuant to Section 6.14, Representatives of Seller and its Affiliates shall, upon reasonable advance written notice and for any reasonable Tax or other bona fide business purpose, have access during normal business hours to examine, inspect and copy such Acquired Records to the extent that such access may reasonably be required by Seller in connection with matters relating to or affected by the operations of the Business prior to the Closing Date. During such period, Buyer shall provide, or cause to be provided to, Seller or its Affiliates, access during normal business hours to the Acquired Records of the Business as Seller or its Affiliates shall reasonably request in writing in connection with any Proceeding to which Seller or any of its Affiliates is a party, in connection with requirements under applicable Law, in connection with any financial or Tax reporting of Seller or any Affiliate thereof or for any other bona fide business purpose, and Buyer shall reasonably cooperate and assist Seller or its Affiliates in connection therewith; provided, that Seller shall reimburse Buyer for all reasonable and documented out-of-pocket expenses incurred by Buyer (and that Buyer would not otherwise have incurred) in complying with the foregoing requirement. After the applicable period, before Buyer

47 or any of its Affiliates shall dispose of any of the Acquired Records, Buyer shall give at least ninety (90) days’ prior written notice of such intention to dispose to Seller, and Seller or any of its Affiliates shall be given an opportunity, at its cost and expense, to remove and retain all or any part of such Acquired Records as it may elect. Any books, records or other information provided by Buyer to Seller or its Representatives or Affiliates pursuant to this Section 6.15 shall constitute Proprietary Information of Buyer and be subject to Section 6.18 . Without limiting the generality of the foregoing, from and after the Closing, Seller shall, and shall cause its Representatives and Affiliates and successors and assigns to, provide reasonable cooperation to Buyer, any of Buyer’s Affiliates, and their respective counsel in connection with any lawsuit, claim or other Proceeding (and/or any appeal therefrom) which relates to events occurring prior to the Closing or of which such Seller has relevant information, communications, documents, or other materials; provided, that Buyer shall reimburse Seller for all reasonable and documented out-of-pocket expenses incurred by Seller in complying with the foregoing requirement. [Reserved] . Proprietary Information. Seller covenants that, following the Closing, all confidential and proprietary information and documents solely concerning the Business and/or Purchased Assets, including (a) customer and prospect lists, details of agreements and communications with customers and prospects, and other customer information, (b) sales plans and projections, product pricing information, protocols, acquisition, expansion, marketing, financial and other business information and existing and future products and business plans and strategies; (c) sales proposals and sales material; (d) research and development; (e) purchasing, operating and other cost data; (f) special customer needs, cost and pricing data; including all such information to the extent recorded in manuals, memoranda, projections, reports, minutes, plans, drawings, sketches, designs, data, specifications, software programs and records, in each case whether or not legended or otherwise identified as Proprietary Information (collectively, the “Proprietary Information”) known to the Seller or its Affiliates or their respective Representatives, shall be maintained in confidence and shall not be disclosed by the Seller or its Affiliates or their respective Representatives without the Buyer’s prior written consent, unless (i) the Seller can demonstrate that such Proprietary Information became otherwise publicly available after the Closing through no fault of the Seller or its Affiliates or their respective Representatives or (ii) disclosed in connection with any Proceeding among the Parties as contemplated by Section 12.10. Notwithstanding any of the foregoing and for the avoidance of any doubt, Seller and its Affiliates may, to the extent reasonably necessary, continue to use and disclose any information or documents in connection with any Excluded Assets or otherwise in connection with any other business other than the Business and any such information or documents shall not constitute Proprietary Information. If the Seller or any of its Affiliates or their respective Representatives are compelled to disclose any Proprietary Information by judicial or administrative process or other requirements of Law, the Seller will promptly notify the Buyer in writing, to the extent permitted by Law, and will disclose only that portion of such information the Seller is advised by its counsel is legally required to be disclosed, provided, that the Seller, at Buyer’s sole cost and expense, will use commercially reasonable efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

48 ARTICLE VII EMPLOYEE COMMUNICATIONS Employee Communications. Prior to the Closing, Buyer shall not issue any communication (including any electronic communication) to any Business Employee without the prior written approval of Seller. The Parties shall mutually consider and agree to the contents, scope, form and timing of any communications by Buyer with the Business Employees on all employment-related matters in connection with this Agreement (the “Employment Matters”). At an time following the Parties’ agreement in accordance with the preceding sentence, Buyer will, upon invitation by Seller, participate in any communication sessions relating to Employment Matters organized by Seller (the “Employee Sessions”). Without limiting the foregoing, prior to the Closing, the Parties agree that at all times (a) they shall consult with the each other prior to either or both of Parties carrying out any Employee Sessions or otherwise effecting any communications to the Business Employees relating to Employment Matters, and (b) Buyer shall not make any representations (on behalf of itself or Seller) relating to any Employment Matters. Notwithstanding the foregoing to the contrary, the Parties agree and acknowledge that the Buyer is permitted to communicate with Business Employees in connection with matters relating to the Transition Services Agreement or Supply Agreement. ARTICLE VIII TAX MATTERS Property Taxes and Assessments. For purposes of this Agreement, in the case of real property Taxes, personal property Taxes and similar ad valorem Taxes that are imposed on a periodic basis and that are levied with respect to the Purchased Assets or the Business for any Straddle Period, each of Seller and Buyer shall be allocated and timely pay its Pro Rata Portion of such Taxes. Notwithstanding the foregoing and for purposes of this Agreement, in the case of any Taxes described in this Section 8.01 that are determined on an arrears basis, such Taxes shall be treated as levied for the taxable period immediately preceding the taxable period for which such Taxes are levied under applicable Law. If any Taxes subject to proration pursuant to this paragraph are paid by Buyer, on the one hand, or Seller, on the other hand, then the proportionate amount of such Taxes for which the non-paying party is responsible under the terms of this Agreement shall be promptly reimbursed to the paying party by the non-paying party after the payment of such Taxes. Any refunds, credits or similar benefits of such Taxes for such taxable periods shall be allocated between Buyer and Seller in the same manner that the Taxes to which the refunds, credits or similar benefits relate are allocated, and Seller shall promptly pay to Buyer, or Buyer shall promptly pay to Seller, as the case may be, the portion of such refund, credit or similar benefit received or realized that is allocable to the other party hereunder. If Tax statements for any Purchased Assets or the Business are sent directly to Seller by a Taxing Authority after the date of this Agreement, then that Seller shall cause such statements to be forwarded promptly to Buyer. Transfer Taxes. Transfer Taxes incurred as a result of the transactions contemplated hereby shall be borne [*] The Parties shall cooperate in timely providing each other with such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or timely file Tax Returns with respect to, any Transfer Taxes.

49 Taxes Generally. Except as otherwise provided in this Agreement, as among the Parties hereto; (a) Seller shall be responsible for and pay all Taxes levied and imposed upon, or in connection, with the Purchased Assets or Business on or before the Closing Date (including, in the case of a taxable period within which the Closing Date occurs, any Taxes allocable to the portion of the taxable period ending on the Closing Date); (b) Buyer shall be responsible for and pay all Taxes levied or imposed upon, or in connection with, the Purchased Assets or Business after the Closing Date (including, in the case of a taxable period within which the Closing Date occurs, any Taxes allocable to the portion of the taxable period beginning after the Closing Date); and (c) Seller and Buyer will each be responsible for their own income and franchise taxes, if any, arising from the transactions contemplated by this Agreement. Cooperation. Buyer and Seller shall, and shall cause their respective Affiliates to, reasonably cooperate with respect to Tax matters. Buyer and Seller shall provide one another with such information as is reasonably requested in order to enable the requesting Party to complete and file all Tax Returns, and prepare and maintain Tax Records, that they may be required to file or maintain with respect to the Business or the Purchased Assets or to respond to audits, inquiries or other proceedings by any Taxing Authority and otherwise to satisfy Tax requirements. Such cooperation shall further include (a) promptly forwarding copies of appropriate notices, forms, or other communications received from or sent to any Taxing Authority and (b) promptly providing reasonably requested copies of all relevant Tax Returns and Tax Records together with accompanying schedules and related workpapers, documents relating to rulings, audits, or other determinations by any Taxing Authority and records concerning the ownership and tax basis of property, in each case only to the extent such materials relate to the Business or the Purchased Assets. Each of Seller and Buyer will retain all Tax Returns, schedules and work papers and all material records or other documents in its possession (or in the possession of its Affiliates) relating to Tax matters relevant to the Purchased Assets for the taxable period first ending after the Closing and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions, or (ii) six (6) years following the due date (without extension) for such Tax Returns. Any information obtained under this Section 8.04 shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding. ARTICLE IX CONDITIONS TO CLOSING Conditions to Seller’s Obligations. The obligation of Seller to effect the Closing is subject to the fulfillment or written waiver by Seller of each of the following conditions: (a) Representations and Warranties. (i) The representations and warranties of Buyer contained in Article V of this Agreement (other than the Buyer Fundamental Representations) shall be true and correct in all respects, without giving effect to any materiality or material adverse effect qualifications therein, on and as of the Closing Date (except to the extent such representations and warranties shall have been expressly made as of an earlier date, in which case such representations and warranties shall have been true and correct in all respects as of such earlier date, without giving effect to any materiality or material adverse effect qualifications

50 therein) with the same force and effect as if made on and as of the Closing Date (or such earlier date), except where any failures of such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on, or materially delay, the consummation of the transactions contemplated by this Agreement by Buyer, and (ii) the Buyer Fundamental Representations shall be true and correct in all respects, on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date. (b) Performance of Obligations of Buyer. Buyer shall have performed or complied with, in all material respects, all obligations and covenants required by this Agreement to be performed or complied with by Buyer by the Closing. (c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) that has the effect of making the transactions contemplated by this Agreement or the Ancillary Agreements illegal or otherwise prohibiting the consummation of such transactions. (d) Regulatory Consents. Any applicable waiting period (or any extension thereof) under the HSR Act shall have expired or been terminated. (e) Closing Deliveries. Buyer shall have made the deliveries required by Section 3.04. Conditions to Buyer’s Obligations. The obligation of Buyer to effect the Closing is subject to the fulfillment or written waiver by Buyer of each of the following conditions: (a) Representations and Warranties. (i) The representations and warranties of Seller contained in Article IV of this Agreement (other than the Seller Fundamental Representations) shall be true and correct in all respects, without giving effect to any materiality or Material Adverse Effect qualifications therein, on and as of the Closing Date (except to the extent such representations and warranties shall have been expressly made as of an earlier date, in which case such representations and warranties shall have been true and correct in all respects as of such earlier date, without giving effect to any materiality or Material Adverse Effect qualifications therein) with the same force and effect as if made on and as of the Closing Date (or such earlier date), except where any failures of such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and (ii) the Seller Fundamental Representations shall be true and correct in all respects (other than de minimis inaccuracies), on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date (except to the extent such representations and warranties shall have been expressly made as of an earlier date, in which case such representations and warranties shall have been true and correct in all respects (other than de minimis inaccuracies) as of such earlier date). (b) Performance of Obligations of Seller. Seller shall have performed or complied with, in all material respects, all obligations and covenants required by this Agreement to be performed or complied with by Seller by the Closing.

51 (c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) that has the effect of making the transactions contemplated by this Agreement or the Ancillary Agreements illegal or otherwise prohibiting the consummation of such transactions. (d) Regulatory Consents. Any applicable waiting period (or any extension thereof) under the HSR Act shall have expired or been terminated. (e) No Material Adverse Effect. No Material Adverse Effect shall have occurred and been continuing since the date hereof. (f) Closing Deliveries. Seller shall have made the deliveries required by Section 3.03. Frustration of Closing Conditions. Neither Seller nor Buyer may rely on the failure of any condition set forth in this Article IX to be satisfied if such failure was caused by such Party’s breach of this Agreement. Waiver of Closing Conditions. Notwithstanding anything to the contrary, upon the occurrence of the Closing, any condition set forth in this Article IX that was not satisfied as of the Closing will be deemed to have been irrevocably and unconditionally waived by the applicable Party as of and from the Closing. ARTICLE X NO SURVIVAL; INDEMNIFICATION No Survival. With the express intent of modifying any statute of limitations that may apply under applicable Law, the representations and warranties made by the Parties in this Agreement (or in any certificate delivered pursuant to the terms hereof) and the agreements and covenants of the Parties made in this Agreement that, by their express terms, are to be performed prior to or at the Closing, will, in each case, not survive the Closing and will therefore terminate and be of no further force and effect from and after the Closing, and no Party will have any liability with respect thereto (including in connection with any breach or inaccuracy thereof) from and after the Closing, other than for Fraud; provided, that the foregoing shall not limit recourse under the R&W Insurance Policy procured by Buyer or any Affiliate thereof, subject to Section 6.11. The agreements and covenants of the Parties made in this Agreement that, by their express terms, are to be performed following the Closing shall survive the Closing in accordance with the terms thereof. (a) Any claim for indemnification based on Fraud shall survive the Closing in accordance with the statute of limitations under applicable Law. Nothing in this Agreement shall limit or prohibit the rights of Buyer to pursue recoveries under the R&W Insurance Policy. By Seller. Subject to the other terms of this Article X, from and after the Closing, Seller will indemnify, defend and hold harmless the Buyer Indemnitees from and against

52 any and all Losses suffered or incurred by any Buyer Indemnitee to the extent arising out of or resulting from: (a) any failure of Seller to perform or observe any covenant or agreement contained herein that survives the Closing; (b) any Excluded Asset or Excluded Liability; and (c) the matters set forth on Schedule Section 10.02 (c). By Buyer. Subject to the other terms of this Article X, from and after the Closing, Buyer will indemnify, defend and hold harmless the Seller Indemnitees from and against any and all Losses suffered or incurred by any Seller Indemnitee to the extent arising out of or resulting from: (a) any failure of Buyer to perform or observe any covenant or agreement contained herein that survives the Closing; and (b) any Purchased Asset or Assumed Liability. Indemnity Limitations. Notwithstanding anything to the contrary and except in the case of Fraud, the following terms will apply to any Claim made pursuant to this Article X: (a) The Losses that an Indemnitee is entitled to indemnification for with respect to any Claim made under this Article X will be reduced by any insurance proceeds actually received by such Indemnitee or its Affiliates from any third party with respect thereto (“Third Party Recoveries”), net of the costs and expenses incurred by the Indemnitee to collect any such Third Party Recovery (including reasonable attorneys’ fees and expenses and any deductibles or self-insured retentions, any increases in premium, or any retroactive premium adjustments related to obtaining such insurance proceeds) (collectively, the “Recovery Costs”), it being agreed and understood that an Indemnitee shall use commercially reasonable efforts to seek recovery of a Third Party Recovery prior to or concurrent with the making of any claim for indemnification hereunder if there is a reasonably available Third Party Recovery for such indemnification claim; provided, that if the applicable survival period for such indemnification claim is set to expire within ninety (90) days of such indemnification claim, then Indemnitee may submit a claim for indemnification hereunder prior to seeking recovery of any applicable Third Party Recovery. Notwithstanding the foregoing of this Section 10.04, in no event shall Buyer or any other Buyer Indemnitee or Seller or any Seller Indemnitees be obligated or required to (i) initiate any Proceeding; (ii) assume or incur any material Liability, or (iii) take any other action that would reasonably be expected to materially disrupt or otherwise materially affect such Buyer’s or any other Buyer Indemnitee’s, or Seller’s or any Seller Indemnitee’s, as applicable, business or operations in connection therewith. If subsequent to receiving any indemnification payment as provided in this Article X in respect of any indemnifiable Loss hereunder, the Indemnitee receives any insurance proceeds or other proceeds from any other Person in respect of such indemnifiable Loss, which when combined with such indemnification payment exceed the aggregate amount of such indemnifiable Loss, then the Indemnitee shall promptly reimburse the Indemnifying Party for

53 any such indemnification payment up to the amount of the insurance proceeds received by the Indemnitee, less the Recovery Costs applicable thereto. (b) Claim Procedures. (i) An Indemnitee must promptly provide written notice to an Indemnifying Party of a Claim (a “Claim Notice”) after the Indemnitee learns or becomes aware that it has sustained Losses in respect of such Claim; provided that an Indemnitee’s failure to send or delay in sending a Claim Notice with respect to a Claim will not relieve the Indemnifying Party from Liability hereunder with respect to such Claim except to the extent the Indemnifying Party is actually prejudiced by such failure or delay. (ii) If any third-party Claim is asserted for which an Indemnifying Party is obligated to indemnify an Indemnitee under this Article X, the Indemnifying Party will have the right, at such Indemnifying Party’s sole cost and expense, to assume the defense of such third-party Claim, including the appointment and selection of counsel on behalf of the Indemnitee so long as such counsel is reasonably acceptable to the Indemnitee. If the Indemnifying Party elects to assume the defense of any such third-party Claim, it will notify the Indemnitee of its intent to do so. The Indemnitee will be entitled, at its own cost and expense, to participate with the Indemnifying Party in the defense of any such third- party Claim. Notwithstanding the foregoing, if (i) the Claim for indemnification is with respect to a criminal or regulatory Proceeding, any Proceeding by a Governmental Authority (including any Proceeding in respect of Taxes), or involves a key commercial relationship of the Indemnitee, (ii) the Indemnitee has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnitee, (iii) the Indemnifying Party has failed or is failing to vigorously prosecute or defend such claim or will have failed to have engaged counsel reasonably acceptable to the Indemnitee within a reasonable period of time, (iv) the claim involves injunctive, equitable, or other non-monetary relief against the Indemnitee, or (v) is one in which an adverse judgment would, in the good faith judgment of the Indemnitee, likely be materially adverse to the Indemnitee’s business, then (A) the Indemnifying Party will not be entitled to assume the defense of any such claim or action, (B) the Indemnitee will have the right to conduct and control the defense of such action or claim with counsel of its choosing and the reasonable legal and other expenses incurred by the Indemnitee will be borne by the Indemnifying Party and (C) the Indemnifying Party will not be bound by any defense or settlement that the Indemnitee will make in respect to such action or claim without the consent of the Indemnifying Party, and the Indemnitee will not agree to any such settlement without the prior written consent of the Indemnifying Party. The Indemnifying Party will not be entitled to settle or consent to the entry of any judgment with respect to any third- party Claim without the prior written consent of the Indemnitee. No Indemnitee will unreasonably withhold, delay or condition its consent to settle a third-party Claim. (iii) Notwithstanding the foregoing, the insurer(s) under the R&W Insurance Policy and its/their agents, advisors, and other Representatives shall be permitted to reasonably consult and associate with any party hereto in the defense of any third-party Claim that may reasonably constitute a “Loss” or similar concept under the R&W Insurance Policy and nothing in this Section 10.04(b) shall modify or be deemed to modify

54 the relevant claim and claim handling process between the Buyer Indemnitees and the insurer(s) under the terms of the R&W Insurance Policy. (c) Notwithstanding anything to the contrary herein, but without limiting Section 10.01, for the purpose of determining whether there has been an inaccuracy in, or breach of, any representation or warranty, made by Seller hereunder (other than Section 4.06(a)), and for the purpose of determining the amount of Losses that are the subject matter of a claim for indemnification by any Buyer Indemnitee hereunder, each representation, warranty, covenant, and agreement made by Seller hereunder shall be read without regard and without giving effect to the term(s) “material”, “Material Adverse Effect”, “material adverse effect”, “in all material respects”, or similar qualifiers as if such words and surrounding related words (e.g., “reasonably be expected to”, “could have”, “would have”, and similar restrictions and qualifiers) were deleted from such representation, warranty, covenant, or agreement. (d) Without limiting Section 10.01, Seller acknowledges and agrees that (i) the denial of any claim by any Buyer Indemnitee under the R&W Insurance Policy shall not be construed as, or used as evidence that, such Buyer Indemnitee is or is not entitled to indemnification under this Article X, (ii) nothing in this Article X shall limit any of Buyer’s rights under the R&W Insurance Policy, any Person’s right to seek and obtain non-monetary equitable relief to which any Person shall be entitled pursuant to Section 10.04(e) or Section 12.04, or any Person’s right to seek any remedy on account of Fraud, and (iii) subject to the terms of Section 6.11, Buyer is entering into the R&W Insurance Policy and that, in connection therewith, the Buyer Indemnitees may make claims for the same Losses or series of related Losses under both this Article X and the R&W Insurance Policy; provided, that in no event shall Buyer be entitled to any duplicate recovery, nor shall this Section 10.04(d)(iii) supersede the provisions and limitations in this Section 10.04, in each case, in respect of Seller’s indemnification obligations hereunder. For the avoidance of doubt, termination, modification, or amendment to the R&W Insurance Policy or denial of claims under the R&W Insurance Policy will not impact any of the limitations on indemnification set forth in this Agreement. (e) The Parties acknowledge and agree (on behalf of themselves and their related Indemnitees) that, from and after the Closing, their sole and exclusive remedy with respect to any and all Losses (other than Losses to the extent caused by Fraud) for any breach of any covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, will be pursuant to the indemnification provisions set forth in this Article X; provided that the Parties will have the right to seek and obtain any equitable relief (but not monetary damages) pursuant to Section 12.04. In furtherance of the foregoing, from and after the Closing, each Party (on behalf of itself and its related Indemnitees) hereby irrevocably and unconditionally waives, to the fullest extent permitted under Law, any and all rights, Claims and causes of action for any breach of any covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement that such Person may have against any other Party, such Party’s Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article X or in the case of Fraud; provided that the Parties will have the right to seek and obtain any equitable relief (but not monetary damages) pursuant to Section 12.04. For the avoidance of doubt, nothing contained herein will limit (i) the rights of the Parties or their Affiliates under any Ancillary Agreement, and (ii) the rights of Buyer to pursue any claims against the R&W Insurance Policy.

55 Tax Treatment. Any payment made by any Person under this Article X will, for Tax purposes, be treated as an adjustment to the consideration paid for the Purchased Assets. ARTICLE XI TERMINATION Termination. Notwithstanding anything to the contrary, this Agreement may be terminated before the Closing: (a) by the mutual written consent of Seller and Buyer; (b) by Seller, if Buyer will have breached any representation or warranty or failed to comply with any covenant or agreement applicable to Buyer that would cause any condition to Closing set forth in Section 9.01(a) or Section 9.01(b) not to be satisfied, and (i) such breach is not waived by Seller or (ii) if such breach has not been waived by Seller but is curable and is not cured by Buyer prior to the earlier to occur of (A) 30 days after receipt of Seller’s notice of its intent to terminate and (B) the Outside Date; provided, however, that the failure of Buyer to effect the Closing when required pursuant to the terms of this Agreement shall be subject to a cure period of three (3) Business Days; provided, further, that the right to terminate this Agreement under this Section 11.01 (b) will not be available to Seller if Seller is then in breach of any of its agreements or covenants contained in this Agreement such that the condition specified in Section 9.02(b) would not be satisfied at the Closing; (c) by Buyer, if Seller will have breached any representation or warranty or failed to comply with any covenant or agreement applicable to Seller that would cause any condition to Closing set forth in Section 9.02(a) or Section 9.02(b) not to be satisfied, and (i) such breach is not waived by Buyer or (ii) if such breach has not been waived by Buyer but is curable and is not cured by Seller prior to the earlier to occur of (A) 30 days after receipt of Buyer’s notice of its intent to terminate and (B) the Outside Date; provided, however, that the failure of Seller to effect the Closing when required pursuant to the terms of this Agreement shall be subject to a cure period of three (3) Business Days; provided, further, that the right to terminate this Agreement under this Section 11.01 (b) will not be available to Buyer if Buyer is then in breach of any of its agreements or covenants contained in this Agreement such that the condition specified in Section 9.01(b) would not be satisfied at the Closing; (d) by Seller or Buyer if the Closing will not have occurred by October 31, 2021 (the “Outside Date”); provided that the right to terminate this Agreement under this Section 11.01 (d) will not be available to Seller or to Buyer if Seller’s or Buyer’s failure, respectively, to take any action or omit to take any action required to fulfill any obligation under this Agreement will have been the cause of, or will have resulted in, the failure of the conditions set forth in Article IX to have been met before such date; or (e) by either Seller or Buyer in the event that any Governmental Authority of competent jurisdiction will have issued an Order that permanently enjoins the consummation of the purchase of the Purchased Assets or the other transactions contemplated by this Agreement and the Ancillary Agreements and such Order will have become final and non-appealable;

56 provided that the right to terminate this Agreement under this Section 11.01 (e) will not be available to Seller or to Buyer if Seller’s or Buyer’s, respectively, failure to fulfill any obligation under this Agreement has been the cause of, or has resulted in, the issuance of such Order. Notice of Termination. If either Seller or Buyer desires to terminate this Agreement pursuant to Section 11.01 , such Party(ies) will give written notice of such termination to the other Party(ies), including a reasonable description of the basis for such termination. Effect of Termination. If this Agreement is terminated pursuant to Section 11.01 , this Agreement will thereupon become null and void and of no further force and effect and no Party shall have any obligation or liability to any other Party arising from the transactions contemplated hereby, except for the Confidentiality Agreement and the provisions of Section 6.03, Section 11.01 and this Section 11.03 and Article X (and the relevant defined terms used therein), all of which will survive any such termination of this Agreement; provided, however, that if such termination will result from the willful (i) failure of a Party to fulfill a condition to the performance of the obligations of the other Party hereunder or (ii) failure to perform a covenant or agreement set forth in this Agreement, such Party will be fully liable for any and all Losses of any kind, character or description incurred or suffered by another Party or any Affiliate thereof as a result of such failure or breach, it being understood that such Losses will not be limited to the reimbursement of expenses and out-of-pocket costs and will expressly include any damages and liabilities incurred by such Party or any Affiliate thereof as a result of the benefit of the bargain that would have otherwise resulted from the consummation of the transactions contemplated by this Agreement. For purposes of this Agreement, a “willful” breach or “willful” failure means a breach that is a consequence of an omission by, or act undertaken by or caused by, the breaching Party with actual or constructive knowledge that the omission or taking or causing of such act would, or would reasonably be expected to, cause a breach of this Agreement, it being understood and agreed that a failure of Buyer to consummate the transactions contemplated hereby in breach of this Agreement will be deemed to be willful for all purposes hereunder whether or not Buyer had sufficient funds available to consummate such transactions. ARTICLE XII MISCELLANEOUS Expenses. Whether or not the transactions contemplated hereby are consummated, and except as otherwise expressly provided in this Agreement, all costs and expenses incurred by any Party hereto or any Affiliate thereof in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party (or Affiliate thereof) incurring such costs or expenses, but without limitation of the terms of any Ancillary Agreement which provides for the allocation of costs among the parties thereto. Assignment. This Agreement will be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Parties. No Party may assign (whether by operation of Law or otherwise) this Agreement or any rights, interests or obligations provided by this Agreement without the prior written consent of the other Parties. Any attempted assignment in violation of this Section 12.02 will be null and void ab initio. Notwithstanding the foregoing, Buyer (a) may, after the Closing, assign and delegate, in whole or

57 in part, its rights and obligations pursuant to this Agreement to its Affiliates, and (b) may assign and delegate this Agreement and its rights and obligations under this Agreement in connection with a merger or consolidation involving Buyer, in connection with a sale of substantially all of the equity securities or assets of Buyer, or in connection with another disposition of substantially all of the Business; provided that in each case Buyer shall remain fully responsible as a primary obligor to satisfy the obligations set forth herein. Amendments; Waiver. No amendment to this Agreement shall be effective unless it shall be in writing and signed by all Parties. No waiver of any term, provision or condition of this Agreement will be effective unless memorialized in writing and signed by the Party against whom such waiver is to be enforced; and no waiver of any breach of this Agreement will be implied from any forbearance or failure of a Party to take action thereon. Remedies; Specific Performance. The Parties hereby agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement (including failing to take such actions as are required of any Party hereunder to consummate the transactions contemplated hereby) is not performed in accordance with its specific terms or is otherwise breached. Accordingly, the Parties agree that each Party shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof and thereof in any court of competent jurisdiction in accordance with Section 12.10, this being in addition to any other remedy to which they are entitled under the terms of this Agreement, at Law, in equity or otherwise, and each Party hereby waives any requirement for the securing or posting of any bond or other collateral in connection with such remedy or any right to object to any such remedy. In furtherance of the foregoing, each the Parties agrees that it will not oppose the granting of an injunction, specific performance, or other equitable relief as provided herein on the basis that any other Party has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or in equity. No Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their successors and permitted assigns, and, except as otherwise expressly set forth in this Agreement, nothing herein express or implied shall give or be construed to give to any Person, other than the Parties hereto and such successors and assigns, any legal or equitable rights hereunder. Notices. All notices, requests and other communications required or permitted under, or otherwise made in connection with, this Agreement, shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) on the date delivered if sent by e-mail with receipt confirmed, (c) upon receipt after dispatch by registered or certified mail, postage prepaid, or (d) on the next Business Day if transmitted by national overnight courier (with confirmation of delivery), in each case, addressed as follows: if to Buyer, to Medtech Products Inc. 660 White Plains Road, Ste 250 Tarrytown, NY 10591

58 Attention: General Counsel Email [*] with a copy to (which shall not constitute notice): Reed Smith LLP 10 South Wacker Drive, 40th Floor Chicago, IL 60606 Attention: Michelle L. Moore Nicholas M. Gibson Email: mmoore@reedsmith.com ngibson@reedsmith.com if to Seller, to Akorn Operating Company LLC 1925 West Field Court, Suite 300 Lake Forest, IL 60045 Attention: Chief Legal Officer E-mail: [*] with a copy to (which shall not constitute notice): Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019 Attention: Russell L. Leaf Jared Fertman Email: rleaf@willkie.com jfertman@willkie.com Any Party hereto may change the address to which notices and other communications are to be delivered or sent by giving the other Parties notice in the manner herein set forth. Schedules; Exhibits and Annexes. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein will be defined as set forth in this Agreement. The representations and warranties of Seller set forth in this Agreement are made and given subject to the disclosures contained in the Disclosure Schedules. The Disclosure Schedules set forth certain information pertaining to and exceptions to the applicable representations and warranties contained herein, but, notwithstanding anything to the contrary, do not, and will not be deemed to, expand the scope or otherwise make any new or additional representations and warranties. Where only brief particulars of a matter are set out or referred to in the Disclosure Schedules or a reference is made only to a particular part of a disclosed document,

59 full particulars of the matter and the full contents of the document are deemed to be disclosed. Any matter, information or item disclosed in the Disclosure Schedules, under any specific representation or warranty or Schedule or Section thereof will be deemed to be disclosed and incorporated by reference in any other Schedule or Section of the Disclosure Schedules as though fully set forth in such other Schedule(s) or section(s) so long as the applicability thereof to such other Schedule or Section is reasonably apparent on the face of such disclosure to an independent observer. Inclusion of information in the Disclosure Schedules will not be construed as an admission that such information is material to the business, operations or condition (financial or otherwise) of the Business. The Disclosure Schedules have been arranged for purposes of convenience in separately titled Schedules corresponding to the Sections of this Agreement. Entire Agreement. This Agreement (including the Disclosure Schedules, Annexes and the Exhibits hereto), the Ancillary Agreements and the Confidentiality Agreement contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other provision hereof. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All Proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in the Chancery Court of the State of Delaware or, if such court does not have subject matter jurisdiction, any federal or state court sitting in the City of Wilmington, Delaware (and in the appropriate appellate courts therefrom) (collectively, the “Chosen Courts”), or, if such court does not have jurisdiction over such Proceeding, such Proceeding shall be heard and determined exclusively in any federal or state sitting in the City of Wilmington, Delaware and the appellate courts therefrom. Consistent with the preceding sentence, the Parties hereto hereby (a) submit to the exclusive jurisdiction of the Chosen Courts and the appellate courts therefrom for the purpose of any Proceeding arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Proceeding, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the Chosen Courts. Waiver of Jury Trial. Each of the Parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement, the transactions contemplated by this Agreement or the Ancillary Agreements. Each of the Parties hereto hereby (a) certifies that no representative, agent or attorney of the other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this

60 Agreement, the transactions contemplated by this Agreement and the Ancillary Agreements, as applicable, by, among other things, the mutual waivers and certifications in this Section 12.11. Non-Recourse. All claims, obligations, Liabilities, or causes of action (whether in Contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, any Ancillary Agreements or the transactions contemplated hereby or thereby, or the negotiation, execution, or performance of this Agreement, any Ancillary Agreements or the transactions contemplated hereby or thereby (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are expressly limited to) the Persons that are expressly identified as Parties in the preamble to this Agreement or the named parties to any Ancillary Agreement (“Contracting Parties”). No Person who is not a Contracting Party, including any past, present or future director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney, or Representative of, and any financial advisor or lender to, any Contracting Party, or any director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney, or Representative of, and any financial advisor or lender to, any of the foregoing Persons (collectively, “Nonparty Affiliates”), will have any liability (whether in Contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or Liabilities arising under, out of, in connection with, or related in any manner to this Agreement, any Ancillary Agreements or the transactions contemplated hereby or thereby or based on, in respect of, or by reason of this Agreement, any Ancillary Agreements or the transactions contemplated hereby or thereby or their negotiation, execution, performance or breach hereof. To the maximum extent not prohibited by Law, each Contracting Party hereby irrevocably and unconditionally waives and releases all such Liabilities, claims, causes of action, and obligations against all Nonparty Affiliates. Counterparts; Effectiveness. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .pdf format or by facsimile shall be sufficient to bind the Parties to the terms and conditions of this Agreement. * * * * * [Signature Page Follows]

[Signature Page to Asset Purchase Agreement] IN WITNESS WHEREOF, the Parties have caused this Asset Purchase Agreement to be duly executed as of the date first written above by their respective officers thereunto duly authorized. BUYER: MEDTECH PRODUCTS INC. By: /s/ Christine Sacco Name: Christine Sacco Title: Chief Financial Officer SELLER: AKORN OPERATING COMPANY LLC By: /s/ Douglas Boothe Name: Douglas Boothe Title: President and CEO